Exhibit 4.1.

INDENTURE

between

QUANTUM CORPORATION

and

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

4.375% CONVERTIBLE SUBORDINATED NOTES
DUE 2010

Dated as of July 30, 2003

CROSS‑REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section

310(a)(1)	5.11
(a)(2)	5.11
(a)(3)	n/a
(a)(4)	n/a
(a)(5)	5.11
(b)	5.3; 5.11
(c)	n/a
311(a)	5.12
(b)	5.12
(c)	n/a
312(a)	2.9
(b)	14.3
(c)	14.3
313(a)	5.7
(b)(1)	n/a
(b)(2)	5.7
(c)	5.7; 14.2
(d)	5.7
314(a)(1), (2), (3)	9.4; 14.2
(a)(4)	9.5; 14.6
(b)	n/a
(c)(1)	14.5
(c)(2)	14.5
(c)(3)	n/a
(d)	n/a
(e)	14.6
(f)	n/a
315(a)	5.1(a)
(b)	5.6; 14.2
(c)	5.1(b)
(d)	5.1(c)
(e)	4.14
316(a)(last sentence)	7.2
(a)(1)(A)	4.5
(a)(1)(B)	4.4
(a)(2)	n/a
(b)	4.7
(c)	7.4
317(a)(1)	4.8
(a)(2)	4.9
(b)	2.6
318(a)	14.1
(b)	n/a
(c)	14.1

     “n/a” means not applicable.
     *This Cross‑Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

          INDENTURE, dated as of July 30, 2003 (this “Indenture”), between Quantum Corporation, a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 1650 Technology Drive, Suite 800, San Jose, California 95110 (the “Company”) and U.S. Bank National Association, a national banking association, as Trustee (the “Trustee”), having a corporate trust office at 550 South Hope Street, 5th Floor, Los Angeles, California, 90071.

RECITALS OF THE COMPANY

           WHEREAS, the Company has duly authorized the creation of an issue of its 4.375% Convertible Subordinated Notes due 2010 (the “Securities”) of substantially the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture; and

           WHEREAS, all things necessary to make the Securities, when the Securities are duly executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, in accordance with their and its terms, have been done.

           NOW, THEREFORE, for and in consideration of the premises and the purchase of the Securities by the Holders (as defined below) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1  DEFINITIONS AND INCORPORATION BY REFERENCE

   Section 1.1.  Definitions.

           For all purposes of this Indenture and the Securities, the following terms are defined as follows:

           “Accepted Purchased Shares” has the meaning specified in Section 12.4(e)(B).

           “Act”, when used with respect to any Holder, has the meaning specified in Section 14.4(a).

           “Additional Amounts” means all amounts, if any, payable pursuant to Section 3 of the Registration Rights Agreement.

           “Adjustment Event” has the meaning specified in Section 12.4(k).

           “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

           “Agent Member” has the meaning specified in Section 2.8.

           “Bankruptcy Law” means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.

           “Board of Directors” means either the board of directors of the Company or any committee of that board empowered to act for it with respect to this Indenture.

           “Board Resolution” means a resolution duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Company to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.

           “Business Day” means, with respect to any Security, a day that in the City of New York is not a day on which banking institutions are authorized by law or regulation to close.

           “Closing Sale Price” means, as of any date, the closing sale price per share of Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the New York Stock Exchange or such other principal United States securities exchange on which shares of Common Stock may be traded or, if the shares of Common Stock are not listed on a United States national or regional securities exchange, as reported by the Nasdaq system or by the National Quotation Bureau Incorporated.  In the absence of such quotations, the Company shall be entitled to determine the Closing Sale Price on the basis of such quotations as it considers appropriate.  Closing Sale Price shall be determined without reference to extended or after hours trading.

           “Commission” means the Securities and Exchange Commission or any successor agency.

          “Common Stock” means the Common Stock, par value $0.01 per share, of the Company at the date of execution of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company, provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

           “Company” means the corporation named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

           “Company Order” means a written order signed in the name of the Company by any Officer.

          “Conversion Agent” means any Person authorized by the Company to convert Securities in accordance with Article 12.  Initially, the Conversion Agent shall be U.S. Bank National Association.

           “Conversion Date” means, with respect to any Holder, the date on which such Holder has satisfied all the requirements to convert its Securities pursuant to Section 12.2.

           “Conversion Price” as of any date will equal $1,000 divided by the Conversion Rate as of such date.

           “Conversion Rate” has the meaning specified in Section 12.1(c).

           “Corporate Trust Office” means for purposes of presentation or surrender of Securities for payment, registration, transfer, exchange or conversion or for service of notices or demands upon the Company or for any other purpose of this Indenture, the office of the Trustee at which the trust created by this Indenture shall be administered, which at the date of this Indenture is located at 5550 South Hope Street, 5th Floor, Los Angeles, CA 90071.

           “corporation” means any corporation, association, limited liability company, company and business trust.

           “Credit Agreement” means that certain Credit Agreement (18-Month) entered into as of December 17, 2002, by and among the Company, the lenders from time to time party thereto and KeyBank National Association, as Administrative Agent and Letter of Credit Issuing Lender, including any related notes, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended (including any amendment and restatement thereof), modified, renewed, refunded, replaced, refinanced or restructured (including, without  limitation, any amendment increasing the amount of available borrowing thereunder) from time to time and whether with the same or any other agent, lender or group of lenders.

           “Current Market Price” has the meaning specified in Section 12.4(f).

           “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

           “Default” means an event which is, or after notice or lapse of time or both would constitute, an Event of Default.

           “Defaulted Interest” has the meaning specified in Section 2.16.

           “Defaulted Payment” has the meaning specified in Section 4.1(a).

           “Depositary” means The Depository Trust Company, its nominees and their respective successors.

           “Designated Senior Indebtedness” means the Company’s obligations under the Credit Agreement, the Facility Lease, and any particular Senior Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Indebtedness shall be “Designated Senior Indebtedness” for purposes of the Indenture, provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness.

           “Determination Date” has the meaning specified in Section 12.4(k).

           “Distribution” has the meaning specified in Section 12.4(d).

           “Distribution Record Date” has the meaning specified in Section 12.4(f).

           “Dollar” or “$” means a U.S. dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

           “Event of Default” has the meaning specified in Section 4.1.

           “Expiration Time” has the meaning specified in Section 12.4(e)(A).

           “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

           “Facility Lease” means that certain Participation Agreement, dated as of December 17, 2002, entered into by and among the Company, SELCO Service Corporation, as lessor and participant, Comerica Bank – California, Fleet National Bank and KeyBank National Association, as participants, and KeyBank National Association, as Agent, including any related leases, lease supplements, deeds of trust, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended (including any amendment and restatement thereof), modified, renewed, refunded, replaced, refinanced or restructured (including, without limitation, any amendment increasing the amount of available advances thereunder) from time to time and whether with the same or any other agent, lessor, participant or group of participants.

           “Fair Market Value” has the meaning specified in Section 12.4(f).

           “Fundamental Change” is any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, binding share exchange, combination, reclassification, recapitalization or otherwise) in connection with which all or substantially all of the Company’s Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration which is not all or substantially all common stock that:  (x) is listed on, or immediately after the transaction or event will be listed on, a United States national securities exchange; or (y) is approved, or immediately after the transaction or event will be approved, for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

           “Fundamental Change Notice” has the meaning specified in Section 11.2.

           “Fundamental Change Purchase Date” has the meaning specified in Section 11.1.

           “Fundamental Change Purchase Notice” has the meaning specified in Section 11.2.

           “Fundamental Change Purchase Price” has the meaning specified in Section 11.1.

           “Fundamental Change Purchase Right” has the meaning specified in Section 11.1.

           “GAAP” has the meaning specified in Section 1.3.

           “Global Security” has the meaning specified in Section 2.2(b).

           “Holder”, when used with respect to any Security, including any Global Security, means the Person in whose name the Security is registered in the Register.

           “Indebtedness” means with respect to any Person and without duplication:

           (i)         all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof), other than any accounts payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

           (ii)        all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees, bankers’ acceptances, surety bonds, performance bonds or other guaranty of contractual performance;

           (iii)       all obligations and liabilities (contingent or otherwise) in respect of leases of such Person required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the balance sheet of such Person, and all obligations and other liabilities (contingent or otherwise) under any lease or related document (including a purchase agreement) in connection with the lease or real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase such leased property;

           (iv)       all obligations of such Person (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

           (v)        all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise), of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (i) through (iv) above;

           (vi)       any indebtedness or other obligations described in clauses (i) through (iv) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person; and

           (vii)      any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (i) through (vi) above.

           “Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

           “Initial Purchasers” mean Lehman Brothers Inc., Morgan Stanley & Co. Incorporated, McDonald Investments Inc., as initial purchasers under the Purchase Agreement.

           “Interest Payment Date” means each of February 1 and August 1, provided, however, that, if any such date is not a Business Day, the Interest Payment Date shall be the next succeeding Business Day.

           “Issue Price” of any Security means, in connection with the original issuance of such Security, the initial issue price at which the Security is sold as set forth on the face of the Security.

           “Maturity” means the date on which the Principal with respect to any Outstanding Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by acceleration, conversion, call for redemption, exercise of a purchase right or otherwise.

           “Nasdaq National Market” means the National Association of Securities Dealers Automated Quotation National Market or any successor national securities exchange or automated over-the-counter trading market in the United States.

           “Non-Electing Share” has the meaning specified in Section 12.5.

           “Offer Expiration Time” has the meaning specified in Section 12.4(e)(B).

           “Officer” of the Company means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, any Vice President, the Secretary or any Assistant Secretary of the Company.

           “Officers’ Certificate” means, with respect to the Company, a certificate signed by both (1) the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and (2) so long as not the same as the officer signing pursuant to clause (1), the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Trustee.

           “Opinion of Counsel” means a written opinion of counsel, who may be counsel to the Company (and may include directors or employees of the Company) and in form and substance acceptable to the Trustee, which acceptance shall not be unreasonably withheld.

           “Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except Securities:

                   (i)        previously canceled by the Trustee or delivered to the Trustee for cancellation;

                   (ii)        for the payment or redemption of which money in the necessary amount has been previously deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided, however, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture; and

                   (iii)        which have been paid in exchange for or in lieu of other Securities which have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite Principal amount of Outstanding Securities have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, Securities held for the account of the Company or of any of its Affiliates shall be disregarded and deemed not to be Outstanding, except that in determining whether the Trustee shall be protected in making such a determination or relying upon any such consent or vote, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

           “Paying Agent” has the meaning specified in Section 2.5.

           “Payment Blockage Notice: has the meaning specified in Section 13.2(a)(ii).

           “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

           “Physical Securities” means Securities issued in definitive, fully registered form without interest coupons, substantially in the form of Exhibit A hereto, with the applicable legends as provided in Section 2.3.

           “Place of Conversion” means any city in which any Conversion Agent is located.

           “Place of Payment” means any city in which any Paying Agent is located.

           “Principal” means, with respect to any Outstanding Security, the Principal amount of that Security, including the Redemption Price, if applicable, and the Fundamental Change Purchase Price, if applicable, payable with respect to that Security.

           “Purchase Agreement” means the Purchase Agreement, dated July 25, 2003, among the Company and the Initial Purchasers relating to the offering and sale of the Securities.

           “Purchased Shares” has the meaning specified in Section 12.4(e)(A).

           “QIB” means a “qualified institutional buyer” as defined under Rule 144A.

           “Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

           “Redemption Price”, when used with respect to any Security to be redeemed, means the price per Security at which such Security may be redeemed pursuant to Section 10.1.

           “Register” has the meaning specified in Section 2.5.

           “Registrar” has the meaning specified in Section 2.5.

           “Registration Rights Agreement” means the Resale Registration Rights Agreement, dated as of the date hereof, among the Company and the Initial Purchasers.

           “Regular Record Date” for the interest payable on the Securities means the January 15 and the July 15 (whether or not a Business Day), as applicable, next preceding the corresponding Interest Payment Date.

           “Representative” means, with respect to any Designated Senior Indebtedness, a trustee or other authorized representative under any agreement or other instrument pursuant to which such Designated Senior Indebtedness was issued.

           “Responsible Officer”, when used with respect to the Trustee, means any officer in the Corporate Trust Office of the Trustee, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

           “Restricted Securities” means the Securities defined as such in Section 2.3(a).

           “Restricted Securities Legend” has the meaning specified in Section 2.3(a).

           “Rule 144” means Rule 144 as promulgated under the Securities Act (including any successor rule thereof), as the same may be amended from time to time.

           “Rule 144A” means Rule 144A as promulgated under the Securities Act (including any successor rule thereof), as the same may be amended from time to time.

           “Securities” has the meaning ascribed to it in the first paragraph under the caption “Recitals of the Company”.

           “Securities Act” means the Securities Act of 1933, as amended and the rules and regulations of the Commission thereunder.

           “Senior Indebtedness” means the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, involving the Company whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company, including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing, unless in the case of any particular Indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the notes or expressly provides that such Indebtedness is of equal ranking with or junior to the Securities.  Notwithstanding the foregoing, the term “Senior Indebtedness” shall not include: (i) any Indebtedness of the Company to any Subsidiary of the Company (except if such Indebtedness is pledged as security for any Senior Indebtedness), a majority of the voting stock of which is owned, directly or indirectly, by the Company: (ii) the Securities; (iii) the Company’s 7% Convertible Subordinated Notes due 2004; (iv) any liability for federal, state, local or other taxes owed or owing by the Company; and (v) any trade payables.

           “Significant Subsidiary” has the meaning assigned to it under Rule 405 of the Securities Act.

           “Spinoff Valuation Period” has the meaning specified in Section 12.4(d).

           “Stated Maturity” has the meaning assigned to it in Section 2.1(b).

           “Subsidiary” means a Person, more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries or by the Company and one or more other Subsidiaries.

           “TIA” means the Trust Indenture Act of 1939, as amended (15 U.S. Code Section 77aaa‑77bbbb), as in effect on the date of this Indenture; provided, however, that in the event the TIA is amended after such date, “TIA” means, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended, or any successor statute.

           “Trading Day” means (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or such other national securities exchange, a day on which the New York Stock Exchange or another national securities exchange is open for business or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

           “Trigger Event” has the meaning specified in Section 12.4(d).

           “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

           “Vice President”, when used with respect to the Company, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

   Section 1.2.  Incorporation by Reference of Trust Indenture Act.

           Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

           The following TIA terms used in this Indenture have the following meanings:

           “indenture securities” means the Securities;

           “indenture security holder” means a Holder;

           “indenture to be qualified” means this Indenture;

           “indenture trustee” or “institutional trustee” means the Trustee; and

           “obligor” on the Securities means the Company and any other obligor on the indenture securities.

           All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

   Section 1.3.  Rules of Construction.

           For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

           (a)        the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

           (b)        all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States prevailing at the time of any relevant computation hereunder (“GAAP”);

           (c)        the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

           (d)        all references to section and article numbers in this Indenture shall refer to sections and articles hereof, unless otherwise specified.

ARTICLE 2  THE SECURITIES

   Section 2.1.  Title and Terms.

           (a)        The Securities shall be designated as the “4.375% Convertible Subordinated Notes due 2010” of the Company.  The aggregate Principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $160.0 million (or $184.0 million if the Initial Purchasers’ option to purchase additional Securities as set forth in Section 2 of the Purchase Agreement is exercised in full), except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other Securities pursuant to Sections 2.7, 2.8, 2.12, 7.5, 10.7, 11.1 or 12.2 hereof.  The Securities shall be issuable in denominations of $1,000 or integral multiples thereof.

           (b)        The Securities shall mature on August 1, 2010 (the “Stated Maturity”).

           (c)        The Securities shall bear interest from the date of their original issuance until the Principal amount thereof is paid or made available for payment, or until such date on which the Securities are converted, redeemed or purchased as provided herein at a rate of 4.375% per annum.  Interest shall be payable semi-annually in arrears on each Interest Payment Date.

           (d)        [Intentionally Omitted]

           (e)        Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

           (f)        Interest shall be due and payable on a Security as follows:

                   (i)        A Holder as of the close of business on a Regular Record Date shall be entitled to receive and shall receive (except as otherwise indicated in this Section 2.1(f)), accrued and unpaid interest on such Security from the preceding Interest Payment Date (or such earlier date on which interest was last paid) to the Interest Payment Date next succeeding such Regular Record Date, other than any Security whose Stated Maturity is prior to such Interest Payment Date.

                   (ii)        In the event that a Security becomes subject to redemption pursuant to Article 10 and the Redemption Date occurs after a Regular Record Date but on or prior to the next succeeding Interest Payment Date, the Person whose Security becomes subject to redemption (and only such Person rather than the Holder as of such Regular Record Date) shall be entitled to receive and shall receive accrued and unpaid interest from the preceding Interest Payment Date (or such earlier date on which interest was last paid) to, but excluding, the Redemption Date of such Security, even if such Person is not the Holder of such Security. In the event that a Security becomes subject to redemption pursuant to Article 10 and the Redemption Date occurs on an Interest Payment Date, the Holder as of the Regular Record Date corresponding to such Interest Payment Date shall be entitled to receive and shall receive accrued and unpaid interest from the preceding Interest Payment Date (or such earlier date on which interest was last paid) to, but excluding, the Redemption Date of such Security, even if such Person is not the Holder of such Security.

                   (iii)        In the event that a Security becomes subject to purchase pursuant to Article 11, a Holder who exercises a Fundamental Change Purchase Right with respect to such Security shall be entitled to receive and shall receive accrued and unpaid interest on such Security from the preceding Interest Payment Date (or such earlier date on which interest was last paid) to, but excluding the applicable Repurchase Date for such Security, which amount shall be included in the Fundamental Change Purchase Price thereof pursuant to Article 11. In the event that a Security becomes subject to purchase pursuant to Article 11 and the Fundamental Change Purchase Date occurs on an Interest Payment Date, the Holder as of the Regular Record Date corresponding to such Interest Payment Date shall be entitled to receive and shall receive accrued and unpaid interest from the preceding Interest Payment Date (or such earlier date on which interest was last paid) to, but excluding, the Fundamental Change Purchase Date of such Security, even if such Person is not the Holder of such Security.

                   (iv)        In the event that a Security is converted pursuant to Article 12, the Holder who converts such Security on any date other than an Interest Payment Date shall not be entitled to receive unpaid interest on such Security from the preceding Interest Payment Date until the Conversion Date, such amounts being deemed to have been paid by receipt of shares of Common Stock in full rather than canceled, extinguished or forfeited.  As a result, a Holder which converts a Security after a Regular Record Date but prior to the next succeeding Interest Payment Date will receive accrued and unpaid interest on such Security for such period on such Interest Payment Date but will be required to remit to the Company an amount equal to that interest at the time such Holder surrenders the Security for conversion, pursuant to Article 12; provided, however, that such Holder will not be required to remit such interest if (1) the Company has specified a Redemption Date that occurs during the period from the close of business on a Regular Record Date to the close of business on the Business Day immediately preceding the Interest Payment Date to which such record date relates, (2) the Company has specified a Fundamental Change Purchase Date during the period from the close of business on a Regular Record Date to the close of business on the Business Day immediately preceding the Interest Payment Date to which such record date relates or (3) any overdue interest exists on the Conversion Date with respect to the Securities converted, but only to the extent of overdue interest.

           (g)        In addition to the amounts set forth in Section 2.1(f), Holders shall be entitled to receive Additional Amounts, if any, on such Security pursuant and subject to the Registration Rights Agreement, but in no event shall a Holder be required to repay any Additional Amounts such Holder receives following the remittance of interest as specified in Section 2.1(f)(iv).  Any Additional Amounts shall be received or paid on dates corresponding to the payment date of interest on such Security pursuant to the Registration Rights Agreement.

           (h)        Payment of any Principal or interest (to the extent paid in cash), or Additional Amounts, if any, on Global Securities shall be payable by the Company to the Depositary in immediately available funds.

           (i)        Payment of any Principal on Physical Securities shall be made at the office or agency of the Company maintained for such purpose, initially the Corporate Trust Office of the Trustee by (x) a U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Person entitled thereto as such address shall appear in the Register, or (y) upon application to the Registrar not later than the relevant Regular Record Date by a Holder of an aggregate Principal amount of Securities in excess of $2,000,000, wire transfer in immediately available funds.  Interest and Additional Amounts, if any, on Physical Securities will be payable by (x) a U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Person entitled thereto as such address shall appear in the Register, or (y) upon application to the Registrar not later than the relevant Regular Record Date by a Holder of an aggregate Principal amount of Securities in excess of $2,000,000, wire transfer in immediately available funds, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

           (j)        The Securities may be redeemable at the option of the Company as provided in and subject to Article 10.

           (k)        The Securities shall be purchased by the Company at the option of Holders as provided in and subject to Article 11.

           (l)        The Securities shall be convertible at the option of the Holders as provided in and subject to Article 12.

   Section 2.2.  Form of Securities.

           (a)        Except as otherwise provided pursuant to this Section 2.2, the Securities are issuable in fully registered, without coupons, in denominations of $1,000 and integral multiples of $1,000 above that amount with applicable legends as are provided for in Section 2.3 and in the form of one or more permanent global securities, except as provided herein (each a “Global Security” and, collectively, the “Global Securities”), the form of which is contained in Exhibit A hereto.  The Securities shall not be issuable in bearer form.  The terms and provisions contained in the form of Security shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company, and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

           (b)        The Securities are being offered and sold by the Company pursuant to the Purchase Agreement.  Securities offered and sold to QIBs in accordance with Rule 144A, as provided in the Purchase Agreement, shall be issued initially in the form of one or more permanent global Securities in fully registered form without interest coupons, substantially in the form of Exhibit A hereto, with the applicable legends as provided in Section 2.3 (each a “Global Security” and collectively the “Global Securities”).  Each Global Security shall be duly executed by the Company and authenticated and delivered by the Trustee, and shall be registered in the name of the Depositary or its nominee and retained by the Trustee, as Custodian, at its Corporate Trust Office.  The aggregate Principal Amount at Maturity of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Custodian, and of the Depositary or its nominee, as hereinafter provided.

           (c)        Holders may request that the Company issue Physical Securities in exchange for Securities represented by a Global Security.

           (d)        Physical Securities acquired by QIBs in accordance with Rule 144A may be exchanged for interests in Global Securities pursuant to Sections 2.8(e) and 2.17(a) only.  Physical Securities shall be duly executed by the Company and authenticated and delivered by the Trustee.

   Section 2.3.  Legends.

           (a)        Restricted Securities Legends.

           Each Security issued hereunder shall, upon issuance, bear the legend set forth in Section 2.3(a)(i), and each share of Common Stock issued upon conversion of any Security issued hereunder, shall, upon issuance, bear the legend set forth in Section 2.3(a)(ii) (each such legend, a “Restricted Securities Legend”), and such legend shall not be removed except as provided in Section 2.3(a)(iii).  Each Security that bears or is required to bear the Restricted Securities Legend set forth in Section 2.3(a)(i) (together with each share of Common Stock issued upon conversion of such Security that bears or is required to bear the Restricted Securities Legend set forth in Section 2.3(a)(ii), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.3(a) (including the Restricted Securities Legend set forth below), and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, shall be deemed to have agreed to be bound by the  restrictions on transfer set forth herein.

           As used in Section 2.3(a), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

                   (i)        Restricted Securities Legend for Securities.

           Except as provided in Section 2.3(a)(iii), until two years after the original issuance date of any Security, any certificate evidencing such Security (and all Securities issued in exchange therefor or substitution thereof, other than share of Common Stock, if any, issued upon conversion thereof which shall bear the legend set forth in Section 2.3(a)(ii), if applicable) shall bear a Restricted Securities Legend in substantially the following form:

THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF, THE HOLDER:

(1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT;

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(2) REPRESENTS THAT IT IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS IN ACCORDANCE WITH RULE 144A;

(3) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

(4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 3(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

IN CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH SECURITY (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 3(D) ABOVE), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 3(B) OR 3(C) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY OR THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE SECURITY EVIDENCED HEREBY PURSUANT TO CLAUSE 3(D) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY.

                   (ii)        Restricted Securities Legend for Common Stock Issued Upon Conversion of the Securities.

           Until two years after the original issuance date of any Security, any stock certificate representing Common Stock issued upon conversion of such Security shall bear a Restricted Securities Legend in substantially the following form:

THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. THE HOLDER HEREOF AGREES THAT UNTIL THE EXPIRATION OF TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY UPON THE CONVERSION OF WHICH THE COMMON STOCK EVIDENCED HEREBY WAS ISSUED:

(1) IT WILL NOT OFFER, SELL, ASSIGN, TRANSFER, PLEDGE, ENCUMBER OR OTHERWISE DISPOSE OF THE SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER;

(2) PRIOR TO ANY SUCH TRANSFER OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(D) ABOVE, IT WILL FURNISH TO SUCH TRANSFER AGENT, (OR ANY SUCCESSOR TRANSFER AGENT, AS APPLICABLE) SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRANSFER AGENT OR THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND

(3) IT WILL DELIVER TO EACH PERSON TO WHOM THE COMMON STOCK EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY PURSUANT TO CLAUSE 1(D) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE SECURITY UPON THE CONVERSION OF WHICH THE COMMON STOCK EVIDENCED HEREBY WAS ISSUED. AS USED HEREIN, THE TERMS “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                   (iii)        Removal of the Restricted Securities Legends.

           Each Security or share of Common Stock issued upon conversion of any Security shall bear the applicable Restricted Securities Legend set forth in Section 2.3(a)(i) or 2.3(a)(ii), as applicable, until the earlier of:

(A)	the date which is two years after the original issuance date of such Security; and

(B)	the date such Security has, or such shares of Common Stock issued upon conversion of a Security have been sold pursuant to n effective a registration statement under the Securities Act,

provided that Common Stock issued upon conversion of a Security that was previously sold pursuant to an effective registration statement shall not be required to bear such Restricted Securities Legend.

The Holder must give notice thereof to the Trustee, as applicable.

           In the event Rule 144(k) as promulgated under the Securities Act is amended to shorten the two-year period under Rule 144(k), then, the references in the restrictive legends set forth above to “TWO YEARS”, and in the corresponding transfer restrictions described above, the Securities and the shares of Common Stock will be deemed to refer to such shorter period, from and after receipt by the Trustee of an Officers’ Certificate and an Opinion of Counsel to that effect.  As soon as reasonably practicable after the Company knows of the effectiveness of any such amendment to shorten the two-year period under Rule 144(k), unless such changes would otherwise be prohibited by, or would cause a violation of, the federal securities laws applicable at the time, the Company will provide to the Trustee an Officers’ Certificate and an Opinion of Counsel as to the effectiveness of such amendment and the effectiveness of such change to the restrictive legends and transfer restrictions.

           Notwithstanding the foregoing, the Restricted Securities Legend may be removed if there is delivered to the Company such satisfactory evidence, which may include an opinion of independent counsel, as may be reasonably required by the Company that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Securities or Common Stock will not violate the registration requirements of the Securities Act.  Upon provision of such satisfactory evidence, the Trustee, at the written direction of the Company, shall authenticate and deliver in exchange for such Securities another Security or Securities having an equal aggregate Principal Amount at Maturity, Issue Price and Stated Maturity that does not bear such legend.  If the Restricted Securities Legend has been removed from a Securities as provided above, no other Security issued in exchange for all or any part of such Security shall bear such legend, unless the Company has reasonable cause to believe that such other Security is a “restricted security” within the meaning of Rule 144 and instructs the Trustee in writing to cause a Restricted Securities Legend to appear thereon.

           Any Security (or security issued in exchange or substitution thereof) as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the Restricted Securities Legend set forth in Section 2.3(a)(iii) as set forth therein have been satisfied may, upon surrender of such Security for exchange to the Registrar in accordance with the provisions of Section 2.7 hereof, be exchanged for a new Security or Securities, of like tenor and aggregate Principal Amount at Maturity, Issue Price and Stated Maturity which shall not bear the Restricted Securities Legend required by Section 2.3(a)(i).

           Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the Restricted Securities Legend set forth in Section 2.3(a)(iii) as set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the Transfer Agent, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the Restricted Securities Legend required by Section 2.3(a)(ii).

           (b)        Global Security Legend.

           Each Global Security shall also bear the following legend on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

   Section 2.4.  Execution, Authentication, Delivery and Dating of the Securities.

           (a)        Two Officers shall execute the Securities on behalf of the Company by manual or facsimile signature.  Securities bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Securities the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

           (b)        At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.  No Security shall be entitled to any benefit under this Indenture, or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.  The Trustee may appoint an authenticating agent or agents reasonably acceptable to the Company with respect to the Securities.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

           (c)        Each Security shall be dated the date of its authentication.  The Trustee shall authenticate and deliver Securities for original issue in an aggregate Principal amount of up to $160.0 million (or $184.0 million if the Initial Purchasers’ option to purchase additional Securities as forth in Section 2 of the Purchase Agreement is exercised in full) upon one or more Company Orders without any further action by the Company.  The aggregate Principal amount of Securities Outstanding at any time may not exceed the amount set forth in the foregoing sentence.

   Section 2.5.  Registrar and Paying Agent.

           The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”).  The Registrar shall keep a register of the Securities (the “Register”) and of their transfer and exchange.  The Company may appoint one or more co‑Registrars and one or more additional Paying Agents for the Securities.  The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any additional registrar.  The Company may change any Paying Agent or Registrar without prior notice to any Holder.

           The Company will cause each Paying Agent (other than U.S. Bank National Association) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

           (a)        hold all sums of money or Common Stock held by it for the payment of any amounts due and payable in respect of the Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in this Indenture;

           (b)        give the Trustee notice of any Default by the Company in the making of any such payment; and

           (c)        at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

           The Company shall give prompt written notice to the Trustee of the name and address of any Paying Agent who is not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any Affiliate of the Company may act as Paying Agent or Registrar; provided, however, that none of the Company, its Subsidiaries or the Affiliates of the foregoing shall act:

                     (i)   as Paying Agent in connection with redemptions, offers to purchase and discharges, except as otherwise specified in this Indenture, and

                     (ii)   as Paying Agent or Registrar if a Default or Event of Default has occurred and is continuing.

           The Company hereby initially appoints U.S. Bank National Association, as Registrar and Paying Agent for the Securities.

   Section 2.6.  Paying Agent to Hold Assets in Trust.

           Not later than 10:00 a.m. (New York City time) on or prior to each due date of payments in respect of any Security, the Company shall deposit with one or more Paying Agents a sum of money in immediately available funds or Common Stock sufficient to make such payments when so becoming due.  The Company at any time may require a Paying Agent to pay all money or Common Stock held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money or Common Stock so paid over to the Trustee.

           The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money and Common Stock held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any Default by the Company in making any such payment.  At any time during the continuance of any such Default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and Common Stock so held in trust.

           If the Company shall act as a Paying Agent, it shall, prior to or on each such due date, segregate and hold in trust for the benefit of the Holders a sum sufficient with monies held by all other Paying Agents, to pay such amounts so becoming due until such sums shall be paid to such Persons or otherwise disposed of as provided in this Indenture, and shall promptly notify the Trustee of its action or failure to act.

   Section 2.7.  General Provisions Relating to Registration, Transfer and Exchange.

           The Securities are issuable only in registered form.  A Holder may transfer a Security only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture.  No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Register.  Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent) and that ownership of a beneficial interest in the Global Security shall be required to be reflected in a book-entry.   Notwithstanding the foregoing, in the case of a Restricted Security, a beneficial interest in a Global Security that is transferred in reliance on an exemption from the registration requirements of the Securities Act other than in accordance with Rule 144 or Rule 144A may only be transferred for a Physical Security.

           When Securities are presented to the Registrar with a request to register the transfer or to exchange them for an equal Principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if the requirements hereunder for such transactions are met (including that such Securities are duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder).  Subject to Section 2.4, to permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar’s request.  No service charge shall be made for any registration of transfer or exchange or redemption of the Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Sections 2.14, 7.5 or 10.7).

           Neither the Company nor the Registrar shall be required to exchange or register a transfer of any Securities:

           (a)        for a period of 15 days prior to the day of any selection of Securities for redemption under Article 10 hereof;

           (b)        selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed);

           (c)        in respect of which a Fundamental Change Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased); or

           (d)        surrendered for conversion or, if a portion of any Security is surrendered for conversion, such portion thereof surrendered for conversion.

           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

   Section 2.8.  Book-Entry Provisions for the Global Securities.

           (a)        The Global Securities initially shall:

                      (i)   be registered in the name of the Depositary;

                      (ii)   be delivered to the Trustee as Custodian for such Depositary, for credit to the accounts of the members of, participants in, the Depositary (the “Agent Members”) holding the Securities evidenced thereby; and

                      (iii)   bear the Restricted Securities Legend set forth in Section 2.3(a)(i) until such time as such Restricted Securities Legend may be removed in accordance with Section 2.3.

           (b)        Agent Members shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing contained herein shall prevent the Company, the Trustee or any agent of the Company or Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and the Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

           (c)        The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

           (d)        A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary, and no such transfer to any such other Person may be registered.  Beneficial interests in a Global Security may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.17 hereof.

           (e)        If at any time:

                      (i)   the Depositary notifies the Company in writing that it is no longer willing or able to continue to act as Depositary for the Global Securities, or the Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary for the Global Securities is not appointed by the Company within 90 days of such notice or cessation;

                      (ii)   the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Physical Securities under this Indenture in exchange for all or any part of the Securities represented by a Global Security or Global Securities; or

                      (iii)   an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary for the issuance of Physical Securities in exchange for such Global Security or Global Securities, then the Depositary shall surrender such Global Security or Global Securities to the Trustee for cancellation and the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate and Company Order for the authentication and delivery of Securities, shall authenticate and deliver in exchange for such Global Security or Global Securities, Physical Securities in an aggregate Principal amount equal to the aggregate Principal amount of such Global Security or Global Securities.  Such Physical Securities shall be registered in such names as the Depositary shall identify in writing as the beneficial owners of the Securities represented by such Global Security or Global Securities (or any nominee thereof).

           (f)        Notwithstanding the foregoing, in connection with any transfer of beneficial interests in a Global Security to the beneficial owners thereof pursuant to Section 2.8(d) hereof, the Registrar shall reflect on its books and records the date and a decrease in the aggregate Principal amount of such Global Security in an amount equal to the aggregate Principal amount of the beneficial interest in such Global Security to be transferred.

   Section 2.9.  Holder Lists.

           The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with Section 312(a) of the TIA.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee prior to or on each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders relating to such Interest Payment Date or request, as applicable.

   Section 2.10.  Persons Deemed Owners.

           Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of the Security or the payment of any Redemption Price or Fundamental Change Purchase Price in respect thereof and interest or Additional Amounts, if any, for any purpose under this Indenture, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

   Section 2.11.  Mutilated, Destroyed, Lost or Stolen Securities.

           If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and aggregate Principal amount and bearing a number not contemporaneously outstanding.

           If there is delivered to the Company and the Trustee

           (a)        evidence to their satisfaction of the destruction, loss or theft of any Security, and

           (b)        such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of actual notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and, upon request, the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal amount, and bearing a number not contemporaneously outstanding.

           In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion, but subject to any conversion rights, may, instead of issuing a new Security, pay such Security, upon satisfaction of the condition set forth in the preceding paragraph.

           Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

           Every new Security issued pursuant to this Section 2.11 in lieu of any destroyed, lost or stolen Security shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

           The provisions of this Section 2.11 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

   Section 2.12.  Treasury Securities.

           In determining whether the Holders of the requisite Principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only such Securities of which the Trustee has received written notice and are so owned shall be so disregarded.

   Section 2.13.  Temporary Securities.

           Pending the preparation of Securities in definitive form, the Company may execute and the Trustee shall, upon written request of the Company, authenticate and deliver temporary Securities (printed or lithographed).  Temporary Securities shall be issuable in any authorized denomination, and substantially in the form of the Securities in definitive form but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company.  Every such temporary Security shall be executed by the Company and authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the Securities in definitive form. Without unreasonable delay, the Company will execute and deliver to the Trustee Securities in definitive form (other than in the case of Securities in global form) and thereupon any or all temporary Securities (other than any such Securities in global form) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 9.2 and the Trustee shall authenticate and deliver in exchange for such temporary Securities an equal Principal amount of Securities in definitive form.  Such exchange shall be made by the Company at its own expense and without any charge therefor.  Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Securities in definitive form authenticated and delivered hereunder.

   Section 2.14.  Cancellation.

           All Securities surrendered for payment, redemption, purchase, conversion, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee.  All Securities so delivered shall be canceled promptly by the Trustee, and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture.  Upon written instructions of the Company, the Trustee shall dispose of canceled Securities in accordance with its procedures for the disposition of cancelled securities in effect as of the date of such disposition.  If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless the same are delivered to the Trustee for cancellation.

   Section 2.15.  CUSIP Numbers.

           The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and the Trustee shall use CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any such notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

   Section 2.16.  Defaulted Interest.

           If the Company fails to make a payment of Principal of, or interest on any Security or any Redemption Price or Fundamental Change Purchase Price when due and payable, it shall pay interest on such unpaid amounts (to the extent lawful) from the required payment date, which shall, up to the expiration of any applicable grace period, accrue at the rate of interest borne by the Securities and thereafter at the rate of interest borne by the Securities plus 1.0% (such amounts, the “Defaulted Interest”) until the date on which such payment default is cured or waived.  It may elect to pay such Defaulted Interest, plus any other interest payable on it, to the Persons who are Holders of Securities on which the Defaulted Interest is due on a subsequent special record date.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest the Company proposes to pay on each such Security. The Company shall fix any such special record date and payment date for such payment.  At least 15 days before any such special record date, the Company shall mail to Holders affected thereby a notice that states the special record date, the Interest Payment Date and amount to be paid.

   Section 2.17.  Transfer Provisions.

           Unless a Security is (i) transferred after the time period referred to in Rule 144(k) under the Securities Act or (ii) sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such sale), the following provisions shall apply to any sale, pledge or other transfer of Securities:

           (a)        Transfer of Securities.

           The following provisions shall apply with respect to the registration of any proposed transfer of Securities to a QIB.

                      (i)   If the Securities to be transferred consist of a beneficial interest in the Global Securities, the transfer of such interest may be effected only through the book-entry systems maintained by the Depositary.

                      (ii)   If the Securities to be transferred consist of Physical Securities, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating (or has otherwise advised the Company and the Registrar in writing) that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating or has otherwise advised the Company and the Registrar in writing that:

(A)	it is purchasing the Securities for its own account or an account with respect to which it exercises sole investment discretion, in each case for investment and not with a view to distribution;

(B)	it and any such account is a QIB within the meaning of Rule 144A;

(C)	it is aware that the sale to it is being made in reliance on Rule 144A;

(D)	it acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information; and

(E)	it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

           In addition, the Registrar shall reflect on its books and records the date and an increase in the Principal Amount at Maturity of the Global Securities in an amount equal to the aggregate Principal Amount at Maturity of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

           (b)        Other Exchanges.

           In the event that Global Securities are exchanged for Securities in definitive registered form pursuant to Section 2.7 prior to the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with the provisions of clauses (a) and (b) above (including the certification requirements intended to ensure that such transfers comply with Rule 144A) and such other procedures as may from time to time be adopted by the Company.

           (c)        General.

           By its acceptance of any Security or shares of Common Stock issuable upon conversion of the Securities bearing the Restricted Securities Legend, each Holder of such Security or shares of Common Stock acknowledges the restrictions on transfer of such Security or shares of Common Stock set forth in this Indenture and agrees that it will transfer such Security and such Common Stock only as provided in this Indenture.  The Registrar shall not register a transfer of any Security unless such transfer complies with the restrictions on transfer of such Security set forth in this Indenture.  The Registrar shall be entitled to receive and conclusively rely on written instructions from the Company verifying that such transfer complies with such restrictions on transfer.  In connection with any transfer of Securities, each Holder agrees by its acceptance of the Securities to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may conclusively rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

           The Registrar shall retain copies of all certifications, letters, notices and other written communications received pursuant to Section 2.8 hereof or this Section 2.17 in accordance with its customary procedures for the retention of records relating to the transfer of securities.  The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

ARTICLE 3  DISCHARGEOF INDENTURE

   Section 3.1.  Discharge of Liability on Securities. When (a) the Company delivers to the Trustee all Outstanding Securities (other than Securities replaced pursuant to Section 2.11) for cancellation, (b) all Outstanding Securities have become due and payable at their scheduled maturity within one year or all Outstanding Securities are scheduled for redemption within one year and the Company deposits with the Trustee cash or, in the event of a conversion pursuant to Article 12, Common Stock, sufficient to pay all amounts due and owing on all Outstanding Securities on the date of their scheduled maturity or the scheduled date of redemption (other than Securities replaced pursuant to Section 2.11) or (c) when no Securities are Outstanding, and if in any such case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 5.8, cease to be of further effect.  The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and Opinion of Counsel and at the cost and expense of the Company.

   Section 3.2.  Repayment to the Company. The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law.  After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person and the Trustee and the Paying Agent shall have no further liability to the Holders with respect to such money or securities for that period commencing after the return thereof.

ARTICLE 4  DEFAULTS AND REMEDIES

   Section 4.1.  Events of Default. An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

           (a)        the Company defaults in the payment of the Principal amount or premium, if any, (a “Defaulted Payment”) on any Outstanding Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon exercise of a Fundamental Change Purchase Right or otherwise, whether or not such payment is prohibited by Article 13;

           (b)        the Company defaults in the payment of interest or Additional Amounts, if any, on any Security when they become due and payable and such default continues for a period of 30 days whether or not such payment is prohibited by Article 13;

           (c)        the Company fails to perform or observe any other covenant or warranty made in this Indenture and the default continues for a period of 60 days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate Principal amount of the Outstanding Securities;

           (d)        the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, under any applicable U.S. federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs; or

           (e)        the commencement by the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, of a voluntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, to the entry of a decree or order for relief in respect of the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, of a petition or answer or consent seeking reorganization or relief under any applicable U.S. federal or state law in the context of a bankruptcy, insolvency or reorganization proceeding, or the consent by the Company to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, of an assignment for the benefit of creditors, or the admission by the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, expressly in furtherance of any such action.

           A Default under clause (c) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% of the Principal amount of the Securities at the time Outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (c) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

           The Trustee shall, within 90 days of the occurrence of a Default, give to the Holders notice of all uncured Defaults known to it and written notice of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto; provided, however, the Trustee shall be protected in withholding such notice if it, in good faith, determines that the withholding of such notice is in the best interest of such Holders, except in the case of a Default in the payment of the Principal of or interest on any of the Securities when due or in the payment of any redemption or Fundamental Change Purchase Right.

   Section 4.2.  Acceleration of Maturity; Rescission and Annulment.

           If an Event of Default with respect to Outstanding Securities (other than an Event of Default specified in Section 4.1(d) or 4.1(e) hereof) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate Principal amount of the Outstanding Securities, by written notice to the Company, may declare the Principal amount, premium of any, and accrued and unpaid interest and Additional Amounts, if any, on the Outstanding Securities to be immediately due and payable.  Upon such declaration of acceleration, such Principal amount and accrued and unpaid interest or Additional Amounts, if any, shall be immediately due and payable.

           If an Event of Default specified in Section 4.1(d) and 4.1(e) occurs, the Principal and accrued and unpaid interest and Additional Amounts, if any, on the Outstanding Securities shall become and be immediately due and payable, without any declaration or other act on the part of the Trustee or any Holder.

           After such declaration of acceleration, but before a judgment or decree based on acceleration, the Holders of not less than a majority of the aggregate Principal amount of the Outstanding Securities, may, through notice to the Trustee on behalf of the Holders of all of the Securities, rescind and annul an acceleration and its consequences (including waiver of any defaults) if:

           (a)        all existing Events of Default, other than the nonpayment of Principal, interest or Additional Amounts, if any, on the Securities which have become due solely because of the acceleration, have been remedied, cured or waived; and

           (b)        the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

   Section 4.3.  Other Remedies.

           If an Event of Default with respect to Outstanding Securities occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the Defaulted Payment or interest due and payable on the Securities or to enforce the performance of any provision of the Securities.

           The Trustee may maintain a proceeding in which it may prosecute and enforce all rights of action and claims under this Indenture or the Securities, even if it does not possess any of the Securities or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

   Section 4.4.  Waiver of Past Defaults.

           The Holders, through the written consent of not less than a majority of the Principal amount of the Outstanding Securities, may, on behalf of the Holders of all of the Securities, waive an existing Default or Event of Default, except a Default or Event of Default:

           (a)        set forth in Sections 4.1(a) and (b), provided, however, that subject to Section 4.7, the Holders of a majority of the Principal amount of the Outstanding Securities may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration); or

           (b)        in respect of a covenant or provision hereof which, under Section 7.2 hereof, cannot be modified or amended without the consent of the Holders of each Outstanding Security affected.

           Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; provided, however, that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

   Section 4.5.  Control by Majority.

           The Holders of a majority of the Principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that:

           (a)        conflicts with any law or with this Indenture;

           (b)        the Trustee determines in good faith may be unduly prejudicial to the rights of the Holders not joining therein; or

           (c)        may expose the Trustee to personal liability, unless the Trustee is offered indemnity satisfactory to it.

           The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

   Section 4.6.  Limitation on Suit.

           No Holder shall have any right to pursue any remedy with respect to this Indenture or the Securities (including, instituting any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee) unless:

           (a)        such Holder has previously given written notice to the Trustee of an Event of Default that is continuing;

           (b)        the Holders of at least 25% of the Principal amount of the Outstanding Securities shall have made written request to the Trustee to pursue the remedy;

           (c)        such Holder or Holders have offered to the Trustee indemnity satisfactory to it against any costs, expenses and liabilities incurred in complying with such request;

           (d)        the Trustee has failed to comply with the request for 60 days after its receipt of such notice, request and offer of indemnity; and

           (e)        during such 60-day period, no direction inconsistent with such written request has been given to the Trustee by the Holders of a majority of the Principal amount of the Outstanding Securities;

provided, however, that no one or more of such Holders may use this Indenture to prejudice the rights of another Holder or to obtain preference or priority over another Holder.

   Section 4.7.  Unconditional Rights of Holders to Receive Payment and to Convert.

           Notwithstanding any other provision of this Indenture or any provision of any Security, the right of any Holder to receive payment of the Principal of (including any Redemption Price or Fundamental Change Purchase Price) and accrued interest on such Security, on or after the respective due dates expressed in such Security or in the case of a redemption or repurchase, on the Redemption Date or Fundamental Change Purchase Date; as the case may be, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

           Anything in this Indenture or the Securities to the contrary notwithstanding any Holder, without the consent of either the Trustee or any other Holder on its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.

   Section 4.8.  Collection of Indebtedness and Suits for Enforcement by the Trustee.

           (a)        The Company covenants that if a Default or Event of Default described in Section 4.1(a) or (b) occurs and is continuing, then the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the entire Principal then due and payable (as expressed therein or as a result of any acceleration effected pursuant to Section 4.2 hereof) on such Securities for any such amounts and, to the extent legally enforceable, interest or Additional Amounts, if any, on such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

           If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company, wherever situated.

           If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

   Section 4.9.  Trustee May File Proofs of Claim.

           In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or the property of the Company or its creditors, the Trustee (irrespective of whether the Principal or interest and Additional Amounts, if any, or any Redemption Price or Fundamental Change Purchase Price, if applicable, shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:

           (a)        to file and prove a claim for the whole amount of the Principal or interest and Additional Amounts, if any, or any Redemption Price or Fundamental Change Purchase Price, if applicable, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding and

           (b)        to collect and receive any monies, Common Stock or other property payable or deliverable on any such claim and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 5.8.

           Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept, or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

   Section 4.10.  Restoration of Rights and Remedies.

           If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

   Section 4.11.  Rights and Remedies Cumulative.

           Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 2.11, no right or remedy conferred in this Indenture upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

   Section 4.12.  Delay or Omission Not Waiver.

           No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as applicable.

   Section 4.13.  Priorities.

           Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee:

           FIRST: to the payment of all amounts due to the Trustee under Section 5.8;

           SECOND: to Holders for amounts due and unpaid on the Securities for the Principal, any Redemption Price or Fundamental Change Purchase Price, if applicable, or interest or Additional Amounts, if any, as applicable, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

           THIRD: any remaining amounts shall be repaid to the Company.

           The Trustee may fix a special record date and payment date for any payment to Holders pursuant to this Section 4.13.  At least 15 days before such special record date, the Trustee shall mail to each Holder and the Company a notice that states the special record date, the payment date and the amount to be paid.

   Section 4.14.  Undertaking for Costs.

           All parties to this Indenture agree, and each Holder of any Security by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant;  but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the Principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of (i) payments pursuant to Section 4.7, (ii) any Fundamental Change Purchase Right in accordance with Article 11 or (iii) conversion rights in accordance with Article 12.  This Section 4.14 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

   Section 4.15.  Waiver of Stay or Extension Laws.

           The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 5  THE TRUSTEE

   Section 5.1.  Certain Duties and Responsibilities.

           (a)        Except during the continuance of an Event of Default:

                     (i)        the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture or the TIA, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                     (ii)        in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates or opinions to determine whether or not, on their face, they conform to the requirements to this Indenture (but need not investigate or confirm the accuracy of any facts stated therein).

           (b)        In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

           (c)        No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                     (i)        This paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section 5.1;

                     (ii)        The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                     (iii)        The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with a direction received by it of the Holders of a majority of the Principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

           (d)        Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 5.1.

           (e)        No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.  The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to it against any loss, liability, cost or expense (including, without limitation, reasonable fees and expenses of counsel).

           (f)        The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of Indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

           (g)        The Trustee shall not be deemed to have notice or actual knowledge of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact a Default is received by the Trustee pursuant to Section 14.2 hereof, and such notice references the Securities and this Indenture.

           (h)        The rights, privileges, protections, immunities and benefits given to the Trustee hereunder, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Paying Agent, authenticating agent, Conversion Agent or Registrar acting hereunder.

           (i)        The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

   Section 5.2.  Certain Rights of Trustee.

           Subject to the provisions of Section 5.1 hereof and subject to Section 315(a) through (d) of the TIA:

           (ai)        The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

           (b)        Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

           (c)        The Trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

           (d)        The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith which it believed to be authorized or within the discretion or rights or powers conferred upon it by this Indenture, unless the Trustee’s conduct constitutes negligence.

           (e)        The Trustee may consult with counsel of its selection and the advice of such counsel as to matters of law or legal interpretation shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

           (f)        Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

           (g)        The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

   Section 5.3.  Individual Rights of Trustee.

           The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest (as such term is defined in Section 310(b) of the TIA), it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee (to the extent permitted under Section 310(b) of the TIA) or resign.  Any agent may do the same with like rights and duties.  The Trustee is also subject to Sections 5.11 and 5.12 hereof.

   Section 5.4.  Money Held in Trust.

           Money held by the Trustee in trust hereunder shall not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise expressly agreed with the Company.

   Section 5.5.  Trustee’s Disclaimer.

           The recitals contained herein and in the Securities (except for those in the certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities.  The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

   Section 5.6.  Notice of Defaults.

           Within 90 days after the occurrence of any Default or Event of Default hereunder of which a Responsible Officer of the Trustee has received written notice, the Trustee shall give notice of the Default or Event of Default to Holders, unless such Default or Event of Default shall have been cured or waived; provided, however, that, except in the case of a Default or Event of Default described in Sections 4.1(a) or (b), the Trustee shall be protected in withholding such notice if and so long as Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the best interests of the Holders.  The second sentence of this Section 5.6 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.  The Trustee shall not be deemed to have knowledge of a Default unless a Responsible Officer of the Trustee has received written notice of such Default.

   Section 5.7.  Reports by Trustee to Holders.

           The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required by Section 313 of the TIA at the times and in the manner provided by the TIA.

           A copy of each report at the time of its mailing to Holders shall be filed with the SEC, if required, and each stock exchange, if any, on which the Securities and the Common Stock are listed.  The Company shall promptly notify the Trustee when the Securities or the Common Stock become listed on any stock exchange.

   Section 5.8.  Compensation and Indemnification.

           The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as agreed to in writing by the Trustee and the Company (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ), except to the extent that any such expense, disbursement or advance is due to its negligence or bad faith.  When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 4.1, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law.  The Company also covenants to indemnify the Trustee and its officers, directors, employees and agents for, and to hold such Persons harmless against, any loss, liability or expense (including attorney’s fees and expenses) incurred by them, arising out of or in connection with the acceptance or administration of this Indenture or the trust hereunder or the performance of their duties hereunder, including the costs and expenses of defending themselves against or investigating any claim of liability in the premises, except to the extent that any such loss, liability or expense was due to the negligence or willful misconduct of such Persons.  The obligations of the Company under this Section 5.8 to compensate and indemnify the Trustee and its officers, directors, employees and agents and to pay or reimburse such Persons for expenses, disbursements and advances shall constitute additional Indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.  Such additional Indebtedness shall be a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities, and the Securities are hereby subordinated to such senior claim.  “Trustee” for purposes of this Section 5.8 shall include any predecessor Trustee, in its capacity as Trustee, but the negligence or willful misconduct of any Trustee shall not affect the indemnification of any other Trustee.  The Company’s payment obligations pursuant to this Section 5.8 shall survive the discharge of this Indenture and the resignation or removal of the Trustee.

   Section 5.9.  Replacement of Trustee.

           A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 5.9.

           The Trustee may resign and be discharged from the trust hereby created by so notifying the Company in writing.  The Holders of at least a majority of the Principal amount of Outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company must remove the Trustee if:

           (a)        the Trustee fails to comply with Section 5.11 hereof or Section 310 of the TIA;

           (b)        the Trustee becomes incapable of acting;

           (c)        the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; or

           (d)        Custodian or public officer takes charge of the Trustee or its property.

           If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Company shall promptly appoint a successor Trustee.  The Trustee shall be entitled to payment of its fees and reimbursement of its expenses while acting as Trustee.  Within one year after the successor Trustee takes office, the Holders of at least a majority of the Principal amount of Outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

           Any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee if the Trustee fails to comply with Section 5.11.

           If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation or removal, the resigning or removed Trustee, or the Holders of a majority of the Outstanding Securities as applicable, may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

           A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The Company shall issue a notice of the successor Trustee’s succession to the Holders.  Upon payment of its charges, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject nevertheless to its lien, if any, provided for in Section 5.8 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 5.9 hereof, the Company’s obligations under Section 5.8 hereof shall continue for the benefit of the retiring Trustee with respect to expenses, losses and liabilities incurred by it prior to such replacement.

   Section 5.10.  Successor Trustee by Merger, Etc.

           Subject to Section 5.11 hereof, if the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including the administration of the trust created by this Indenture) to, another corporation or national banking association, the successor entity, without any further act, shall be the successor Trustee as to the Securities.

   Section 5.11.  Corporate Trustee Required; Eligibility.

           The Trustee shall at all times satisfy the requirements of Section 310(a)(1), (2) and (5) of the TIA.  The Trustee shall at all times have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall at all times have), a combined capital and surplus of at least $50 million as set forth in its (or its related bank holding company’s) most recent published annual report of condition.  The Trustee is subject to Section 310(b) of the TIA.

   Section 5.12.  Preferential Collection of Claims Against the Company.

           The Trustee is subject to Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA.  A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated therein.

ARTICLE 6   CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER, SALE, LEASE OR OTHER DISPOSITION

   Section 6.1.  Company May Consolidate, Etc., Only on Certain Terms.

           The Company shall not consolidate with or merge into any other Person or convey, transfer, sell, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer, sell, lease or otherwise dispose of its properties and assets substantially as an entirety to the Company, unless:

           (a)        in the event that the Company shall consolidate with or merge into another Person or convey, transfer, sell, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, the Company shall be the surviving corporation or the Person formed by such consolidation or into which the Company is merged or the Person which acquires by such conveyance, transfer, sale, lease or disposition the Company’s properties and assets substantially as an entirety shall be a Person organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia;

           (b)        in the event that the Company shall consolidate with or merge into another Person or convey, transfer, sell, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the entity surviving such transaction or transferee entity is not the Company, then such surviving or transferee entity shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of all and any amounts when due on all the Securities and the performance of every covenant of this Indenture, the Securities and the Registration Rights Agreement (to the extent any obligations of the Company thereunder remain outstanding) on the part of the Company to be performed or observed and shall have provided for conversion rights provided in Article 12;

           (c)        immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

           (d)        the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, sale, lease or disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

           For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute the properties and assets of the Company substantially as an entirety, shall be deemed to be the transfer of the properties and assets of the Company substantially as an entirety.

   Section 6.2.  Successor Corporation Substituted.

           Upon any consolidation or merger by the Company with or into any other Person or any conveyance, transfer, sale, lease or other disposition of the properties and assets of the Company substantially as an entirety to any Person, in accordance with Section 6.1 hereof, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer, sale, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein.  In the event of any such conveyance, transfer, sale or disposition to the Company (which term shall for this purpose mean the Person named as the “Company” in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section 6.1 hereof), except in the case of a lease to another Person, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities and may be dissolved and liquidated.

ARTICLE 7  AMENDMENTS, SUPPLEMENTS AND WAIVERS

   Section 7.1.  Without Consent of Holders of Securities.

           Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may amend this Indenture and the Securities to:

           (a)        add to the covenants of the Company for the benefit of the Holders;

           (b)        add any additional Events of Default for the benefit of the Holders;

           (c)        surrender any right or power herein conferred upon the Company;

           (d)        provide for conversion rights of Holders if any reclassification or change of the Company’s Common Stock or any consolidation, merger or sale of all or substantially all of the Company’s assets occurs;

           (e)        provide for the assumption of the Company’s obligations to the Holders in the case of a merger, consolidation or conveyance, sale, transfer or lease pursuant to Article 6 hereof;

           (f)        increase the Conversion Rate; provided, however, that such reduction in the Conversion Price shall not adversely affect the interest of the Holders (after taking into account tax and other consequences of such reduction);

           (g)        comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

           (h)        make any changes or modifications to this Indenture necessary in connection with the registration of any Securities under the Securities Act as contemplated in the Registration Rights Agreement; provided, however, that such change or modification pursuant to this clause (g) does not, in the good faith opinion of the Board of Directors (as evidenced by a Board Resolution) and the Trustee, adversely affect the interests of the Holders in any material respect;

           (i)        cure any ambiguity or correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective, or make any other provisions with respect to matters or questions arising under this Indenture which the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of this Indenture; provided, however, that such action pursuant to this clause (h) does not adversely affect the interests of the Holders in any material respect;

           (j)        secure the Securities; or

           (k)        add or modify any other provisions herein with respect to matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the Holders.

   Section 7.2.  With Consent of Holders of Securities.

           Except as provided below in this Section 7.2, this Indenture or the Securities may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of this Indenture or the Securities may be waived, (i) with the written consent of the Holders of at least a majority of the Principal amount of the Outstanding Securities or (ii) by the adoption of a resolution at a meeting of holders by at least a majority in aggregate Principal amount of the Securities represented at such meeting.

           Without the written consent or the affirmative vote of each Holder of Securities affected thereby, an amendment or waiver under this Section 7.2 may not:

           (a)        change the Stated Maturity of the Principal of, or the date any installment of interest is due on, any Security;

           (b)        reduce the Principal, Fundamental Change Purchase Price or Redemption Price of, or interest on, any Security;

           (c)        change the place of payment, or currency of payment from U.S. Dollars, of any amount owed or owing under the Security or any interest thereon;

           (d)        impair the right of any Holder to institute suit for the enforcement of any payment in or with respect to any Security;

           (e)        modify the obligation of the Company to maintain an office or agency in The City of New York pursuant to Section 9.2;

           (f)        except as otherwise permitted or contemplated by the Indenture, adversely affect the Fundamental Change Purchase Right of the Holders as provided in Article 11;

           (g)        except as otherwise permitted in this Indenture, reduce the Conversion Rate or otherwise impair the right of the Holders to convert any Security as provided in Article 12;

           (h)        modify the provisions of Article 10 in a manner adverse to the Holders;

           (i)        modify the provisions of Article 13 in a manner adverse to the Holders;

           (j)        modify any of the provisions of this Section, or reduce the percentage of aggregate Principal amount of Outstanding Securities required to waive a default, except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or

           (k)        reduce the percentage of the aggregate Principal amount of the Outstanding Securities the consent of whose Holders is required to modify or amend this Indenture.

           It shall not be necessary for any Act of Holders under this Section 7.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

           After an amendment under this Section 7.2 becomes effective the Company shall mail to each Holder a notice briefly describing the amendment.

   Section 7.3.  Compliance with Trust Indenture Act.

           Every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

   Section 7.4.  Revocation of Consents and Effect of Consents or Votes.

           Until an amendment, supplement or waiver becomes effective, a written consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security; provided, however, that any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.

           An amendment, supplement or waiver becomes effective on receipt by the Trustee of written consents from or affirmative votes by, as applicable, the Holders of the requisite percentage of the Principal amount of the Outstanding Securities, and thereafter shall bind every Holder.

   Section 7.5.  Notation on or Exchange of Securities.

           If an amendment, supplement or waiver changes the terms of a Security:

           (a)        the Trustee may require the Holder of a Security to deliver such Securities to the Trustee, the Trustee may place an appropriate notation on the Security as to the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Security thereafter authenticated; or

           (b)        if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

   Section 7.6.  Trustee to Sign Amendment, Etc.

           The Trustee shall sign any amendment authorized pursuant to this Article 7 if the Trustee reasonably determines the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If the Trustee reasonably determines the amendment does adversely affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may but need not sign it.  In signing or refusing to sign any amendment hereunder, the Trustee shall be entitled to receive and shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that such amendment is authorized or permitted by this Indenture and that all conditions precedent relating thereto have been complied with.

   Section 7.7.  Effect of Amendment.

           Upon the execution of any supplemental amendment under this Article, this Indenture shall be modified in accordance therewith, and such amendment shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 8  [INTENTIONALLY OMITTED]

ARTICLE 9  COVENANTS

   Section 9.1.  Payment of Principal, Redemption Price, Fundamental Change Purchase Price, Interest and Additional Amounts.

           The Company will duly and punctually pay the Principal of, interest on, Additional Amounts, if any, and any Redemption Price or Fundamental Change Purchase Price in respect of, Securities when and if at any time any such foregoing amounts are due and payable in accordance with the terms of the Securities and this Indenture.  The Company will deposit or cause to be deposited with the Trustee as directed by the Trustee, no later than 10:00 a.m. New York City time on the day of the Stated Maturity of any Security, the date of any installment of interest, or Additional Amounts, if any, the Fundamental Change Repurchase Date, the Redemption Date or any other date such payment is otherwise due.

   Section 9.2.  Maintenance of Offices or Agencies.

           The Company hereby appoints the office of U.S. Bank Trust National Association, an Affiliate of the Trustee, located at 100 Wall Street, Suite 11600, New York, NY 10005 as its office in The Borough of Manhattan, The City of New York, where Securities may be:

           (A)        presented or surrendered for payment;

           (b)        surrendered for registration of transfer or exchange;

           (C)        surrendered for conversion;

and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.

           The Company will maintain in The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The Company will give prompt written notice to the Trustee, and notice to the Holders in accordance with Section 14.2 hereof, of the appointment or termination of any such agents and of the location and any change in the location of any such office or agency not designated or appointed by the Trustee

           If at any time the Company shall fail to maintain any such required office or agency in The City of New York, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made at, and notices and demands may be served on, the Corporate Trust Office or the office of agency of the Trustee in The Borough of Manhattan, The City of New York (which shall initially be located at U.S. Bank Trust National Association, an Affiliate of the Trustee, 100 Wall Street, Suite 1600, New York, NY 10005.

           The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York, for such purposes.

   Section 9.3.  Corporate Existence.

           Subject to Article 6 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises of the Company and each Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

   Section 9.4.  Reports.

           (a)        The Company, shall deliver to the Trustee within 15 days after it files them with the Commission copies of the annual and quarterly reports, information, documents and other reports which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, the Company shall not be required to deliver to the Trustee any materials for which the Company has sought and received confidential treatment by the SEC.  The Company also shall comply with the other provisions of Section 314(a) of the TIA.

           (b)        In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements.  In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements.  The Company also shall comply with the other provisions of TIA Section 314(a).  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers’ Certificates).

   Section 9.5.  Delivery of Certain Information

           At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.  Whether a Person is a beneficial owner shall be determined by the Company to the Company’s reasonable satisfaction.

   Section 9.6.  Compliance Certificate.

           The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officer’s Certificate signed by two Officers of the Company stating that, in the course of the performance by the signers of their duties as Officers of the Company, they would normally have knowledge of any failure by the Company to comply with all conditions, or Default by the Company with respect to any covenants, under this Indenture, and further stating whether or not they have knowledge of any such failure or Default and, if so, specifying each such failure or Default and the nature thereof.  In the event an Officer of the Company comes to have actual knowledge of a Default, regardless of the date, and without regard to any period of grace or requirement of notice provided hereunder, the Company shall deliver an Officers’ Certificate to the Trustee within five Business Days of obtaining such actual knowledge specifying such Default and the nature and status thereof.

           When any Registration Default (as defined in the Registration Rights Agreement) occurs, the Company shall promptly deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission an Officer’s Certificate specifying the nature of such Registration Default. In addition, the Company shall deliver to the Trustee no later than the close of business on the Business Day immediately preceding each Interest Payment Date during the continuance of a Registration Default and the first Interest Payment Date following the cure of a Registration Default (to the extent that Additional Amounts are then due and payable on such Interest Payment Date), an Officer’s Certificate specifying the amount of Additional Amounts which have accrued and are then owing under the Registration Rights Agreement and which are due and payable on such Interest Payment Date.  Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Amounts are payable.

   Section 9.7.  Further Instruments and Acts

           Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

ARTICLE 10  REDEMPTION OF SECURITIES

   Section 10.1.  Optional Redemption.

           At any time on or after August 5, 2008, except for Securities that it is required to purchase pursuant to Section 11.1 or required to convert pursuant to Section 12.1, the Company may, at its option, redeem the Securities in whole at any time or in part from time to time, on any date prior to the Stated Maturity of such Securities, upon notice as set forth in Section 10.4, at the Redemption Prices expressed as percentages of the Principal amount) as set forth below for Securities redeemed during the following periods described below:

Period	Redemption Price

Beginning on August 5, 2008 and ending July 31, 2009	101.250%
Beginning on August 1, 2009 and ending July 31, 2010	100.625%

and 100% of the Principal amount if redeemed on August 1, 2010.

           If the Company exercises its option to redeem the Securities pursuant to this Section 10.1, a Holder may nevertheless exercise its right to have its Securities purchased pursuant to Section 11.1, if applicable, or to convert such Securities pursuant to Article 12 at such time, in each case, until the close of business on the day that is one Business Day immediately preceding the Redemption Date.

           The Company shall pay interest and Additional Amounts, if any, to the Holder of the Securities called for redemption pursuant to this Section 10.1 accrued and unpaid to, but excluding, the Redemption Date pursuant to Section 2.1(f)(ii); provided, however, that if the Redemption Date is an Interest Payment Date, the Company shall pay the interest and Additional Amounts, if any, to the Holder of record on the corresponding Regular Record Date, which may or may not be the same Person to whom the Company will pay the Redemption Price.

           The Company shall not redeem any Securities pursuant to this Section 10.1 if there has occurred (prior to, on or after, as applicable, the giving by the Company of a Redemption Notice) and is continuing an Event of Default, other than a default in the payment of the applicable Redemption Price.  The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of an Event of Default (other than a default in the payment of the Redemption Price with respect to the Securities.

   Section 10.2.  Notice to Trustee.

           If the Company elects to redeem Securities pursuant to the provisions of Section 10.1 hereof (such election to be ordered by a Board Resolution), it shall notify the Trustee at least 45 days prior to the intended Redemption Date (unless a shorter notice shall be satisfactory to the Trustee) of (i) such intended Redemption Date, (ii) the Principal amount of Securities to be redeemed and (iii) the CUSIP numbers of the Securities to be redeemed.

   Section 10.3.  Selection of Securities to be Redeemed.

           If fewer than all the Securities are to be redeemed, the Trustee shall select the particular Securities to be redeemed from the Outstanding Securities by a method that complies with the requirements of any exchange on which the Securities are listed, or, if the Securities are not listed on an exchange, on a pro rata basis or by lot or in accordance with any other method the Trustee considers fair and appropriate.  The Trustee may select for redemption portions of the Principal amount of Securities that have denominations larger than $1,000.

           Securities and portions thereof that the Trustee selects shall be in Principal amounts in integral multiples of $1,000.  Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.  The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

           The Trustee shall promptly notify the Company and the Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the Principal amount thereof to be redeemed.

           Securities and portions of Securities that are to be redeemed are convertible by the Holder until the close of business on the Business Day immediately preceding to the Redemption Date.  If any Security selected for partial redemption is converted or elected to be purchased in part before termination of the conversion right or Fundamental Change Purchase Right with respect to the portion of the Security so selected, the converted or purchased portion of such Security shall be deemed to be the portion selected for redemption; provided, however, that the Holder of such Security so converted or purchased and deemed redeemed shall not be entitled to any additional interest payment as a result of such deemed redemption than such Holder would have otherwise been entitled to receive upon conversion or purchase of such Security unless otherwise specified in Section 2.1(f).  Securities which have been converted or purchased during a selection of Securities to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection.

           For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the Principal amount of such Securities which has been or is to be redeemed.

   Section 10.4.  Notice of Redemption.

           Notice of redemption shall be given in the manner provided in Section 14.2 to the Holders of Securities to be redeemed.  Such notice shall be given no less than 30 and no more than 60 days prior to the Redemption Date.

           All notices of redemption shall state:

           (a)        such Redemption Date;

           (b)        the Redemption Price and interest and Additional Amounts, if any, accrued and unpaid to, but excluding, the Redemption Date, if any;

           (c)        if fewer than all the Outstanding Securities are to be redeemed, the Principal amount of Securities to be redeemed and the Principal amount of Securities which will be Outstanding after such partial redemption;

           (d)        that on the Redemption Date the Redemption Price and interest and Additional Amounts, if any, accrued and unpaid to, but excluding, the Redemption Date, if any, will become due and payable upon each such Security to be redeemed;

           (e)        the Conversion Rate, the date on which the right to convert the Securities to be redeemed will terminate and the places where such Securities may be surrendered for conversion;

           (f)        the place or places where such Securities are to be surrendered for payment of the Redemption Price, accrued and unpaid interest and Additional Amounts, if any; and

           (g)        the CUSIP number of the Securities.

           The notice given shall specify the last date on which exchanges or transfers of Securities may be made pursuant to Section 2.7, and shall specify the serial numbers of Securities and the portions thereof called for redemption.

           Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s written request delivered at least 20 days prior to the date of the mailing of such notice (unless a shorter period shall be acceptable to the Trustee), by the Trustee in the name of and at the expense of the Company.

   Section 10.5.  Effect of Notice of Redemption.

           Notice of redemption having been given as provided in Section 10.4 hereof, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued and unpaid interest) such Securities shall cease to bear interest.  Upon surrender of any such Security for redemption in accordance with such notice, such Security shall be paid by the Company at the Redemption Price.

   Section 10.6.  Deposit and Payment of Redemption Price.

           Prior to or on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.6) an amount of money in immediately available funds sufficient to pay the Redemption Price, accrued and unpaid interest and Additional Amounts, if any, in respect of all the Securities to be redeemed on that Redemption Date from the last Interest Payment Date to but not including the Redemption Date, other than any Securities called for redemption on that date which have been converted prior to the date of such deposit.  The Trustee and Paying Agent shall then cause such funds to be paid to the Holders of the Securities being redeemed in accordance with this Article.

           If any Security delivered for redemption shall not be so redeemed by payment to the Holders thereof on the Redemption Date, the Principal amount of, and accrued and unpaid interest on such Security shall, until it is redeemed or converted, bear Defaulted Interest from the Redemption Date to but not including the actual date of redemption or conversion, and each such Security shall remain convertible into shares of Common Stock pursuant to Article 12 until such Security shall have been so redeemed.

           If any Security called for redemption is converted, any money deposited with the Trustee or with a Paying Agent or so segregated and held in trust for the redemption of such Security shall (subject to any right of the Holder of such Security to receive interest as provided in Section 2.1(f)) be paid to the Company upon request by the Company or, if then held by the Company, shall be discharged from such trust.

   Section 10.7.  Securities Redeemed in Part.

           Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 9.2 hereof (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or the Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of any authorized denomination as requested by such Holder in Principal amount equal to and in exchange for the unredeemed portion of the Security so surrendered, provided that no single Security may be purchased in part unless the portion of the Principal amount of such Security to be Outstanding after such purchase is equal to $1,000 or an integral multiple thereof.

ARTICLE 11  PURCHASE AT THE OPTION OF A HOLDER UPON FUNDAMENTAL CHANGE

   Section 11.1.  Fundamental Change Purchase Right.

           (a)        In the event that a Fundamental Change shall occur at any time prior to the Maturity of the Securities, each Holder shall have the right (the “Fundamental Change Purchase Right”), at the Holder’s option, but subject to the provisions of Section 11.2 hereof, to require the Company to purchase for cash, and upon the exercise of such right the Company shall purchase, all of such Holder’s Securities not theretofore called for redemption, or any portion of the Principal amount thereof that is equal to $1,000 or an integral multiple thereof as directed by such Holder pursuant to Section 11.3 (provided   that no single Security may be purchased in part unless the portion of the Principal amount of such Security to be Outstanding after such purchase is equal to $1,000 or an integral multiple thereof), on the date (the “Fundamental Change Purchase Date”) that is 30 days after the date of the Fundamental Change Event Notice (or if such 30th day is not a Business Day, the next succeeding Business Day) at a price equal to 100% of the Principal amount of the Securities to be purchased (the “Fundamental Change Purchase Price”) plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the Fundamental Change Purchase Date; provided, however, that if the Fundamental Change Purchase Date is an Interest Payment Date, the Company shall pay such interest to the Holder of Record on the corresponding Regular Record Date, which may or may not be the same person to whom, the Company will pay the Fundamental Change Purchase Price.  If the Holders have a Fundamental Change Purchase Right pursuant to this Section 11.1(a), the Company shall issue a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing the relevant information and make such information available on the Company’s web site or through another public medium as the Company may use at such time.

   Section 11.2.  Fundamental Change Notice.

           No later than 10 days after the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change (the “Fundamental Change Notice”) by first‑ class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law) pursuant to Section 14.2.  The Fundamental Change Notice shall include a form of notice (the “Fundamental Change Purchase Notice”) substantially in the form of Exhibit B hereto to be completed by the Holder and delivered to the Paying Agent pursuant to Section 11.3, and shall state the following:

           (a)        that it is a Fundamental Change Notice pursuant to this Section;

           (b)        the events causing a Fundamental Change and the date of such Fundamental Change;

           (c)        the procedures with which such Holder must comply to exercise its right to have its Securities purchased pursuant to Section 11.1;

           (d)        the date by which the completed Fundamental Change Purchase Notice pursuant to Section 11.3 and the Securities the Holder elects to have purchased pursuant to Section 11.1 must be delivered to the Paying Agent in order to have such Securities purchased by the Company pursuant to Section 11.1;

           (e)        the name and address of the Paying Agent and the Conversion Agent

           (f)        that the Securities as to which a Fundamental Change Purchase Notice has been given may be converted, if they are otherwise convertible pursuant to Article 12, only if the completed and delivered Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of  the Indenture;

           (g)        the Holder’s conversion rights pursuant to Article 12 and the Conversion Rate then in effect and any adjustments thereto;

           (h)        the Fundamental Change Purchase Date and the Fundamental Change Purchase Price, if applicable;

           (i)        that the Securities must be surrendered to the Paying Agent to collect payment;

           (j)        that the Fundamental Change Purchase Price for any Security as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Fundamental Change Purchase Date and the time of surrender of such Security as described in (i);

           (k)        that, unless the Company defaults in making payment of such Fundamental Change Purchase Price, interest, or Additional Amounts, if any, on the Securities surrendered for purchase by the Company will cease to accrue on and after the Fundamental Change Purchase Date, if applicable;

           (l)        the procedures for withdrawing a Fundamental Change Purchase Notice;

           (m)        the CUSIP number of the Securities; and

           No failure by the Company to give the foregoing Fundamental Change Notice shall limit any Holder’s right to exercise its rights pursuant to Section 11.1 or affect the validity of the proceedings for the purchase of its Securities hereunder.

   Section 11.3.  Exercise of Fundamental Change Purchase Right.

           To exercise a Fundamental Change Purchase Right pursuant to Section 11.1, a Holder must deliver to the Trustee at its offices on or prior to the Repurchase Date the following:

           (a)        a completed Fundamental Change Purchase Notice, the form of which is provided in Exhibit B hereto; and

           (b)        the Securities or cause such Securities to be delivered through the facilities of the Depositary, as applicable, with respect to which the Fundamental Change Purchase Right is being exercised, with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer, in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing.

   Section 11.4.  Withdrawal of Fundamental Change Purchase Notice.

           (a)        Notwithstanding anything herein to the contrary, any Holder which has delivered a completed Fundamental Change Purchase Notice to the Paying Agent shall have the right to withdraw such Fundamental Change Purchase Notice by delivery of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Fundamental Change Purchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date specifying:

                     (i)  the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted;

                     (ii)  the Principal amount of the Security with respect to which such notice of withdrawal is being submitted; and

                     (iii)  the Principal amount, if any, of such Security which remains subject to the original Fundamental Change Purchase Notice and which has been or will be delivered for purchase by the Company.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

   Section 11.5.  Deposit and Payment of the Fundamental Change Purchase Price

           (a)        If a Holder has exercised its rights pursuant to Section 11.1 and has satisfied the conditions for the exercise of such rights in accordance with Section 11.3, then the Company shall, prior to 10:00 a.m. (New York City time) on the Business Day following the Fundamental Change Purchase Date, deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of money in immediately available funds, if deposited on such Business Day, sufficient to pay the aggregate Fundamental Change Purchase Price of all the Securities or portions thereof which are to be purchased as of the Fundamental Change Purchase Date.  The Trustee or Paying Agent, as applicable, shall pay the Holder the applicable Fundamental Change Purchase Price multiplied by the Principal amount of Securities for which such rights were exercised on the Fundamental Change Purchase Date.

           (b)        If any Security delivered for purchase pursuant to Section 11.1 shall not be so paid on the Fundamental Purchase Date, the Principal amount of and interest on such Security and Additional Amounts, if any, shall, until it is paid, bear Defaulted Interest from the Fundamental Change Purchase Date to but not including the date of actual payment hereunder, and each such Security shall remain convertible into shares of Common Stock pursuant to Article 12 until such Security shall have been paid.

   Section 11.6.  Effect of Delivery of Fundamental Change Purchase Notice and Purchase.

           (a)        Upon receipt by the Paying Agent of a Fundamental Change Purchase Notice, the Holder of the Security in respect of which such Fundamental Change Purchase Notice was delivered shall (unless such Fundamental Change Purchase Notice is withdrawn pursuant to Section 11.3(c)) thereafter be entitled to receive solely the Fundamental Change Purchase Price with respect to such Security, and, if applicable, any accrued and unpaid interest pursuant to Section 2.1(f) and Additional Amounts, if any.  Securities in respect of which a Fundamental Change Purchase Notice has been delivered by the Holder thereof may not be converted pursuant to Article 12 on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice which has been completed and delivered to the Paying Agent has first been validly withdrawn pursuant to Section 11.4.

           (b)        All Securities delivered for purchase shall be canceled by the Trustee or Paying Agent, as applicable.

   Section 11.7.  Physical Securities Purchased in Part.

           Any Physical Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in Principal amount equal to, and in exchange for, the portion of the Principal amount of the Security so surrendered which is not purchased.

   Section 11.8.  Covenant to Comply With Securities Laws Upon Purchase of Securities.

           When complying with the provisions of this Article 11 (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e‑4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (a) comply with Rule 13e‑ 4, Rule 14e‑1 (or any successor provisions) and any other tender offer rules under the Exchange Act which may then be applicable, (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act and (c) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under this Article 11 to be exercised in the time and in the manner specified in this Article 11.

   Section 11.9.  Repayment to the Company.

           The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon (subject to the provisions of Section 5.4), held by them for the payment of the Fundamental Change Purchase Price; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 11.5 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof which the Company is obligated to purchase on the purchase date then, unless otherwise agreed in writing with the Company, promptly after the Business Day following such purchase date, the Trustee or Paying Agent, as applicable, shall return any such excess to the Company together with interest or dividends, if any, thereon, subject to the provisions of Section 5.4.

ARTICLE 12  CONVERSION OF SECURITIES

   Section 12.1.  Conversion Right; Expiration of Conversion Right; Conversion Price.

           (a)        Subject to and upon compliance with the provisions of this Article, a Holder shall have the right, at any time and from time to time, to convert any Security or any portion of the Principal amount thereof which is an integral multiple of $1,000, or of such portion thereof, into duly authorized, fully paid and nonassessable shares of Common Stock, at the Conversion Rate in effect at the time of conversion at any time prior to the close of business or the business immediately preceding the Stated Maturity of the Securities subject to prior redemption or repurchase of the Securities.  In the event Securities are called for redemption, a Holder may convert any Security at any time prior to the close of business on the Business Day immediately preceding the Redemption Date, unless the Company fails to pay the Redemption Price, in which case such Holder may convert any Security at any time prior to the close of business on the earliest to occur of the date on which the Redemption Price is paid or the Stated Maturity.

           (b)        Each Security shall be convertible at the office of the Conversion Agent into fully paid and nonassessable shares (calculated to the nearest 1/100th of a share) of Common Stock.  The Security will be converted into shares of Common Stock at the Conversion Rate therefore.

           (c)        The rate at which shares of Common Stock shall be delivered upon conversion (the “Conversion Rate”) shall be initially 229.8851 shares of Common Stock for each $1,000 Principal amount of Securities, subject to adjustment, in certain instances, as provided in Section 12.4.

           (d)        No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article 12.

           (e)        A Security in respect of which a Holder has delivered a Fundamental Change Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with Section 11.4.

   Section 12.2.  Exercise of Conversion Right

           (a)        To exercise the conversion right with respect to a Physical Security, a Holder must (1) deliver a completed conversion notice, the form of which is provided in Exhibit C, to the Depositary stating that the Holder elects to convert such Physical Security or, if less than the entire Principal amount thereof is to be converted, the portion thereof to be converted, (2) deliver duly signed completed conversion notice and the Physical Security duly endorsed or assigned to the Company or in blank, at the office of any Conversion Agent, (3) pay all interest to which the Holder is not entitled, if any, pursuant to Section 2.1(f) and (4) pay any transfer taxes or other applicable taxes or duties, if required.

           (b)        To convert interests in a Global Security, a Holder must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program and comply with the provisions of Section 12.2(a)(3) and (4).

           (c)        To the extent provided in Section 2.1(f), Securities surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (except in the case of any Security whose Stated Maturity is prior to such Interest Payment Date) shall be accompanied by payment by such Holder in immediately available funds to the Company of an amount equal to the interest to be received on such Interest Payment Date on Principal amount of Securities being surrendered for conversion.  To the extent provided in Section 2.1, Securities which have been called for redemption on a Redemption Date or which are repurchasable on a Redemption Date or a Fundamental Change Event Repurchase Date respectively that occurs from the close of business on a Regular Record Date and or prior to the close of business the Business Day immediately preceding such Interest Payment Date, shall not require such concurrent payment to the Company upon surrender for conversion, and, if such Securities are converted during the time period set forth in the preceding sentence, the Holders of such converted Securities shall be entitled to receive (and retain) any accrued interest on the Principal amount of such surrendered Securities, if any.

           (d)        Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at such time.

           (e)        In the case of any Security which is converted in part only, or a Holder converts less than the Principal amount it owns at such time, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in Principal amount equal to the unconverted portion of the Principal amount of such Securities.

           (f)        As promptly as practicable on or after the Conversion Date, the Company shall cause to be issued and delivered to such Conversion Agent a certificate or certificates for the number of full shares of Common Stock issuable upon conversion of such Securities, together with payment in lieu of any fraction of a share as provided in Section 12.3 hereof.  The Company hereby initially appoints U.S. Bank National Association as the Conversion Agent.

           (g)        A Security in respect of which a Holder has delivered a Fundamental Change Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with Section 11.4.

           (h)        If shares of Common Stock to be issued upon conversion of a Restricted Security, or Securities to be issued upon conversion of a Restricted Security in part only, are to be registered in a name other than that of the Holder of such Restricted Security, such Holder must deliver to the Conversion Agent a certificate in substantially the form set forth in Exhibit C annexed hereto, dated the date of surrender of such Restricted Security and signed by such Holder, as to compliance with the restrictions on transfer applicable to such Restricted Security.  None of the Trustee, any Conversion Agent, Registrar or Transfer Agent shall be required to register in a name other than that of the Holder of shares of Common Stock or Securities issued upon conversion of any such Restricted Security not so accompanied by a properly completed certificate.

   Section 12.3.  Fractions of Shares.

           No fractional shares of Common Stock shall be issued upon conversion of any Security or Securities.  If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be issued upon conversion thereof shall be computed on the basis of the Principal amount of the Securities (or specified portions thereof) so surrendered.  Instead of any fractional shares of Common Stock which would otherwise be issued upon conversion of any Security or Securities (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Closing Sale Price of a share of Common Stock on the last Business Day preceding the Conversion Date.

   Section 12.4.  Adjustment of Conversion Rate.

           The Conversion Rate shall be subject to adjustment, calculated in good faith by the Company from time to time as follows:

           (a)        In case the Company shall hereafter pay a dividend or make a distribution to all Holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution by a fraction,

                     (i)  the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution plus the total number of shares of Common Stock constituting such dividend or other distribution; and

                     (ii)  the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination,

such increase to become effective immediately after the opening of business on the day following the date fixed for such determination.  If any dividend or distribution of the type described in this Section 12.4(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

           (b)        In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within forty-five (45) days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the date such issuance is first publicly announced by the Company, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction,

                     (i)  the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase, and

                     (ii)  the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price.

           Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants.  To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such issuance had not been so declared or made.  In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

           (c)        In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

           (d)        In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company or evidences of its indebtedness or assets (including cash and securities, but excluding any rights or warrants referred to in Section 12.4(b), and excluding any dividend or distribution referred to in Section 12.4(a) (any of the foregoing hereinafter in this Section 12.4(d)) called the “Distribution”)), then, in each such case (unless the Company elects to reserve such Distribution for distribution to the Holders upon the conversion of the Securities so that any such Holder converting Securities will receive upon such conversion, in addition to the shares of Common Stock to which such Holder is entitled, the amount and kind of such Distribution which such Holder would have received if such Holder had converted its Securities into Common Stock immediately prior to the Distribution Record Date), the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect at the close of business on the Distribution Record Date with respect to such distribution by a fraction,

                     (i)  the numerator of which shall be the Current Market Price on such Distribution Record Date, and

                     (ii)  the denominator of which shall be the Current Market Price on such Distribution Record Date less (A) in the case of Distributions other than cash, the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Distribution Record Date of the portion of such Distributions applicable to one share of Common Stock and (B) in the case of Distributions of cash, the amount of such Distributions applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Distribution Record Date; provided that if the then Fair Market Value (as so determined) of the portion of the Distribution so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Distribution Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Distribution such Holder would have received had such Holder converted its Securities immediately prior to the Distribution Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 12.4(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable Distribution Record Date.  Notwithstanding the foregoing, if the Distribution distributed by the Company to all holders of its Common Stock consists of capital stock of, or similar equity interests in, a Subsidiary or other business unit, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Distribution Record Date with respect to such distribution by a fraction:

          (i)    the numerator of which shall be the sum of (x) the average Closing Sale Price over the ten consecutive Trading Day period (the “Spinoff Valuation Period”) commencing on and including the fifth Trading Day after the date on which “ex-dividend trading” commences on the Common Stock on the New York Stock Exchange or such other national or regional exchange or market on which the Common Stock is then listed or quoted and (y) the average Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) over the Spinoff Valuation Period of the portion of the Distribution so distributed applicable to one share of Common Stock; and

(ii) the denominator of which shall be the average Closing Sale Price over the Spinoff Valuation Period,

such adjustment to become effective immediately prior to the opening of business on the day following such Distribution Record Date; provided that the Company may in lieu of the foregoing adjustment elect to reserve the pro rata portion of such capital stock or equity interests in such Subsidiary or business unit (together with any distributions or dividends made or paid thereon from time to time) for the benefit of the Holders, so that each  Holder shall have the right to receive upon conversion of Securities the amount of the Distribution such Holder would have received had such Holder converted each Security on the Distribution Record Date with respect to such distribution.

           Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”):  (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 12.4 (and no adjustment to the Conversion Rate under this Section 12.4 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 12.4(d).  If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 12.4 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

           No adjustment of the Conversion Rate shall be made pursuant to this Section 12.4(d) in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed, or reserved by the Company for distribution to Holders upon conversion by such Holders of Securities to Common Stock, unless such rights or warrants have become separated from the Common Stock in accordance with the provisions of the relevant agreement such that the Holders would not thereafter be entitled to receive such rights or warrants in respect of Common Stock issuable upon conversion of the Securities.  In such circumstances an adjustment to the Conversion Rate shall be made with respect to Securities then outstanding pursuant to Section 12.4(d) (to the extent required thereby) upon the separation of the rights or warrants from the Common Stock.

           For purposes of this Section 12.4(d) and Sections 12.4(a) and (b), any dividend or distribution to which this Section 12.4(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Rate adjustment required by this Section 12.4(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Sections 12.4(a) and (b) with respect to such dividend or distribution shall then be made), except

(A)

the Distribution Record Date of such dividend or distribution shall be substituted as “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution”, “the date fixed for the determination of stockholders entitled to receive such rights or warrants” and “the date fixed for such determination” within the meaning of Section 12.4(a) and (b) and

(B)

any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 12.4(a).

           (e)        (A) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock (excluding any transactions solely involving odd lots of shares of Common Stock) shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Closing Sale Price on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

          (i)    the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price on the Trading Day next succeeding the Expiration Time, and

          (ii)   the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares (including Purchased Shares)) at the Expiration Time multiplied by the Closing Sale Price on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time.  If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

                      (B)       In case of a tender or exchange offer made by a Person other than the Company or any Subsidiary for an amount that increases the offeror’s ownership of Common Stock to more than 25% of the Common Stock outstanding and shall involve the payment by such Person of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) that as of the last time (the “Offer Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) exceeds the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Offer Expiration Time, and in which, as of the Offer Expiration Time, the Board of Directors is not recommending rejection of the offer, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Offer Expiration Time by a fraction,

          (i)    the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to the stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Accepted Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Accepted Purchased Shares) at the Offer Expiration Time and the Closing Sale Price on the Trading Day next succeeding the Offer Expiration Time, and

          (ii)   the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares (including Accepted Purchased Shares)) at the Offer Expiration Time multiplied by the Closing Sale Price on the Trading Day next succeeding the Offer Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Offer Expiration Time. If such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.  Notwithstanding the foregoing, the adjustment described in this Section 12.4(e)(B) shall not be made if, as of the Offer Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Article 6 or a binding share exchange.

           (f)        For purposes of this Section 12.4, the following terms shall have the meaning indicated:

          (1)    “Current Market Price”, as of any date of determination, shall mean the average of the daily Closing Sale Prices for the ten consecutive Trading Days immediately preceding (A) in the case of a determination pursuant to Section 12.4(b), the date such issuance or distribution is publicly announced and (B) otherwise, the earlier of such date of determination and the day before the “ex” date with respect to the issuance, distribution, subdivision or combination requiring such computation immediately prior to the date in question.  For purpose of this paragraph, the term “ex” date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective.

                If another issuance, distribution, subdivision or combination to which Section 12.4 applies occurs during the period applicable for calculating “Current Market Price” pursuant to the definition in the preceding paragraph, “Current Market Price” shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the Closing Sale Price during such period.

(2) “Fair Market Value” shall mean the amount that a willing buyer would pay a willing seller in an arm’s-length transaction.

          (3)   “Distribution Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

           (g)        The Company may make such increases in the Conversion Rate, in addition to those required by Section 12.4(a), (b), (c), (d) or (e) as the Board of Directors considers to be advisable to avoid or diminish any income tax to any holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

           (h)        To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive.  Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to Holders of record of the Securities a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

           (i)        No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such rate; provided that any adjustments that by reason of this Section 12.4(h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Article 14 shall be made by the Company in good faith and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be.

           (j)        Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder of each Security at his last address appearing on the Register provided for in Section 2.5 of this Indenture, within twenty (20) days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

           (k)        In any case in which this Section 12.4 provides that an adjustment shall become effective immediately after (1) a record date or Distribution Record Date for an event (including without limitation, any event described in Section 12.4(d)), (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 12.4(a), (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to Section 12.4(b), or (4) the Expiration Time for any tender or exchange offer pursuant to Section 12.4(e), (each a “Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the Holder of any Security converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 12.3.  For purposes of this Section 12.4(k), the term “Adjustment Event” shall mean:

(i) in any case referred to in clause (1) hereof, the occurrence of such event;

(ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made;

(iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants; and

(iv) in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

           (l)        For purposes of this Section 12.4, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.  The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

   Section 12.5.  Consolidation or Merger of the Company.

           If any of the following events occurs, namely:

           (a)        any reclassification or change of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) as a result of which holders of Common Stock shall be entitled to receive capital stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock;

           (b)        any merger, consolidation, statutory share exchange or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Stock; or

           (c)        any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Stock;

the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that such Securities shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Securities been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance (provided that if the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“Non-Electing Share”), then for the purposes of this Section 12.5, the kind and amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares).  Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 12.  If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a Person other than the successor or purchasing Person, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the Fundamental Change Purchase Right set forth in Article 11 hereof.

           The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Registrar, within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

           The above provisions of this Section 12.5 shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

           If this Section 12.5 applies to any event or occurrence, Section 12.4 shall not apply.

   Section 12.6.  Notice of Adjustments of Conversion Rate.

           Whenever the Conversion Rate is adjusted as herein provided (other than in the case of an adjustment pursuant to the second paragraph of Section 12.4(h) for which the notice required by such paragraph has been provided), the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based.  Promptly after delivery of such Officers’ Certificate, the Company shall prepare a notice or press release stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective, shall issue such notice or press release through Dow Jones & Company Inc. or Bloomberg Business News and shall make the information available on the Company’s website or through another public medium as the Company may use at such time.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

   Section 12.7.  Notice Prior to Certain Actions.

           In case at any time after the date hereof:

           (a)        the Company shall become party to a consolidation or merger for which approval of any stockholders of the Company is required, or enters into the sale or conveyance to another Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d‑3 under the Securities Exchange Act of 1934, as amended) of all or substantially all of the property and assets of the Company;

           (b)        the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its capital surplus or its consolidated retained earnings;

           (c)        the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of any class (or of securities convertible into shares of any class) or of any other rights;

           (d)        there shall occur any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, a change in par value, a change from par value to no par value or a change from no par value to par value), or any merger, consolidation, statutory share exchange or combination to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale, transfer or conveyance of all or substantially all of the assets of the Company; or

           (e)        there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of securities pursuant to Section 9.2, and shall cause to be provided to the Trustee and all Holders in accordance with Section 14.2, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record or effective date hereinafter specified, a notice stating:

          (i)    the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined; or;

          (ii)   the date on which such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, merger, consolidation, statutory share exchange, sale, transfer, dissolution, liquidation or winding up.

           Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings or actions described in clauses (a) through (e) of this Section 12.6.

   Section 12.8.   Company to Reserve Common Stock:  Registration, Listing.

           (a)        The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Securities, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all Securities then outstanding into such Common Stock at any time (assuming that, at the time of the computation of such number of shares or securities, all such Securities would be held by a single Holder); provided, however, that nothing contained herein shall preclude the Company from satisfying its obligations in respect of the conversion of the Securities by delivery of purchased shares of Common Stock which are then held in the treasury of the Company.

           (b)        If any shares of Common Stock which would be issuable upon conversion of Securities hereunder require registration with or approval of any governmental authority before such shares or securities may be issued upon such conversion, the Company will in good faith and as expeditiously as possible endeavor to cause such shares or securities to be duly registered or approved, as the case may be.  The Company further covenants that so long as the Common Stock shall be listed on the New York Stock Exchange, the Company will, if permitted by the rules of such exchange, list and keep listed all Common Stock issuable upon conversion of the Securities, and the Company will endeavor to list the shares of Common Stock required to be delivered upon conversion of the Securities prior to such delivery upon any other national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.

   Section 12.9.   Common Stock to be Fully Paid and Nonassessable.

           The Company covenants that all Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and nonassessable and, except as provided in Section 12.10, the Company will pay all taxes, liens and charges with respect to the issue thereof.

   Section 12.10.   Taxes on Conversions.

           Except as provided in the next sentence, the Company will pay any and all taxes (other than taxes on income) and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant to Article 12.  A Holder delivering a Security for conversion shall be liable for and will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

   Section 12.11.   Cancellation of Converted Securities.

           All Securities delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee.

   Section 12.12.   Responsibility of Trustee for Conversion Provisions.

           The Trustee, subject to the provisions of Section 5.1, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or intent of any such adjustments when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  Neither the Trustee, subject to the provisions of Section 5.1, nor any Conversion Agent shall be accountable with respect to the validity or value (of the kind or amount) of any Common Stock or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Security; and it or they do not make any representation with respect thereto.  Neither the Trustee, subject to the provisions of Section 5.1, nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of stock or share certificates or other securities or property upon the surrender of any Security for the purpose of conversion; and the Trustee, subject to the provisions of Section 5.1, and any Conversion Agent shall not be responsible or liable for any failure of the Company to comply with any of the covenants of the Company contained in this Article.

ARTICLE 13  SUBORDINATION

   Section 13.1.   Agreement of Subordination

           (a)        The Company covenants and agrees, and each Holder of Securities issued hereunder by its acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article 13; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

           (b)        The payment of the Principal of and interest, and Additional Amounts, if any, on all Securities (and any Redemption Price or Fundamental Change Purchase Price in respect of Securities) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of Senior Indebtedness of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

           (c)        No provision of this Article 13 shall prevent the occurrence of any Default or Event of Default hereunder.

   Section 13.2.   Payments To Holders

           (a)        No payment shall be made with respect to the Principal of or interest, and Additional Amounts, if any, on the Securities (including, but not limited to, any Redemption Price or Fundamental Change Purchase Price), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 13.5, if:

          (i)    a default by the Company in the payment of principal of, or premium, if any, or interest on, rent or other payment obligations due on any Senior Indebtedness occurs and is continuing (or, in the case of Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Indebtedness); or

          (ii)   a default, other than a payment default as described in clause (i) above, on any Designated Senior Indebtedness occurs and is continuing that permits the holders of such Designated Senior Indebtedness or their representatives to accelerate its maturity (or, in the case of a lease constituting Designated Senior Indebtedness, that permits the landlord under such lease either to terminate the lease or to require the Company to make an irrevocable offer to terminate the lease following an event of default thereunder) and the Company or the Trustee receives a notice that such default has occurred and is continuing (a “Payment Blockage Notice”) from a Representative or holder of Designated Senior Indebtedness or the Company.

           (b)        Subject to the provisions of Section 13.5, if the Company or the Trustee receives any Payment Blockage Notice from any holder of Designated Senior Indebtedness or any Representative thereof pursuant to clause (ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice.  No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee (unless such default was waived, cured or otherwise ceased to exist and thereafter subsequently reoccurred) shall be, or be made, the basis for a subsequent Payment Blockage Notice.

           (c)        The Company may and shall resume payments on and distributions in respect of the Securities upon the earlier of:

          (i)    in the case of a default referred to in clause (a)(i) above, the date upon which all such payments due in respect of such Senior Indebtedness have been paid in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, or

          (ii)   in the case of a default referred to in clause (a)(ii) above, the earlier of (A) the date on which such default is cured, waived or ceased to exist or (B) 179 days after the date on which the applicable Payment Blockage Notice is received, unless this Article 13 otherwise prohibits the payment or distribution at the time of such payment or distribution; provided, that if such Designated Senior Indebtedness has been accelerated (or, in the case of a lease constituting Designated Senior Indebtedness, if as a result of such default the landlord under such lease has given the Company notice of its intention to terminate the lease or to require the Company to make an irrevocable offer to terminate the lease following an event of default thereunder), the Company shall make no payments on or distributions in respect of the Securities and the Trustee shall not receive or retain any such payments or distributions until such Designated Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of that Designated Senior Indebtedness or such acceleration (or terminated, in the case of a lease constituting Designated Senior Indebtedness) has been cured or waived.

           (d)        Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of the Company (whether voluntary or involuntary) or in the event of bankruptcy, insolvency, receivership, assignment for the benefit of creditors or similar proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash, or other payments satisfactory to the holders of Senior Indebtedness, before any payment is made on account of the Principal of, premium, if any, or interest and Additional Amounts, if any, on the Securities (except payments made pursuant to Section 3.1 from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding-up, liquidation or reorganization); and upon any such dissolution or winding-up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled, except for the provision of this Article 13, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full in cash, or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Holders of the Securities or to the Trustee.

           (e)        For purposes of this Article 13, the words, “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 13 with respect to the Securities to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior Indebtedness (other than leases which are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article 6 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 5.2 if such other corporation shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions stated in Article 6.

           (f)        In the event of any acceleration of the Securities because of an Event of Default, no payment or distribution shall be made to the Trustee or any Holder of Securities in respect of the Principal of or interest, or Additional Amounts, if any, on the Securities by the Company (including, but not limited to, any Redemption Price or Fundamental Change Purchase Price), except payments and distributions made by the Trustee as permitted by Section 13.5, until all Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of such acceleration.

           (g)        In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Trustee, any Paying Agent or the Holders of the Securities before all Senior Indebtedness is paid in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

           (h)        Nothing in this Section 13.2 shall apply to claims of, or payments to, the Trustee under or pursuant to Article 5.  This Section 13.2 shall be subject to the further provisions of Section 13.5.

   Section 13.3.  Subrogation Of Securities

           (a)        Subject to the payment in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, of all Senior Indebtedness, the rights of the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article 13 (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the Principal of and interest and Additional Amounts, if any, on the Securities shall be paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article 13, and no payment over pursuant to the provisions of this Article 13, to or for the benefit of the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the Holders of the Securities pursuant to the subrogation provisions of this Article 13, which would otherwise have been paid to the holders of Senior Indebtedness shall be deemed to be a payment by the Company to or for the account of the Securities.  It is understood that the provisions of this Article 13 are and are intended solely for the purposes of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

           (b)        Nothing contained in this Article 13 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the Principal of, interest and Additional Amounts, if any, on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 13 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

           (c)        Upon any payment or distribution of assets of the Company referred to in this Article 5, the Trustee, subject to the provisions of Article 5, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article 13.

   Section 13.4.  Authorization To Effect Subordination

           Each Holder of a Security by the Holder’s acceptance thereof authorizes and directs the Trustee on the Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 13 and appoints the Trustee to act as the Holder’s attorney-in-fact for any and all such purposes.  If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 13.3 hereof at least 30 days before the expiration of the time to file such claim, the holders of any Senior Indebtedness or their representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.

   Section 13.5.  Notice To Trustee

           (a)        The Company shall give prompt written notice in the form of an Officers’ Certificate to a Responsible Officer of the Trustee and to any Paying Agent of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Securities pursuant to the provisions of this Article 13. Notwithstanding the provisions of this Article 5 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article 13, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company (in the form of an Officers’ Certificate) or a Representative or a holder or holders of Senior Indebtedness or from any trustee, agent or other representative thereof; and before the receipt of any such written notice, the Trustee, subject to the provisions of Article 5, shall be entitled in all respects to assume that no such facts exist; provided that if on a date not less than one Business Day prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, or premium, if any, or interest on any Security) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 13.5, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Notwithstanding anything in this Article 13 to the contrary, nothing shall prevent any payment by the Trustee to the Holders of monies deposited with it pursuant to Section 3.1 during the pendency of a Payment Blockage Notice, and any such payment shall not be subject to the provisions of Article 13.

           (b)        The Trustee, subject to the provisions of Article 5, shall be entitled to rely on the delivery to it of a written notice by a Representative or a Person representing himself to be a holder of Senior Indebtedness (or a trustee, agent or other representative on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Indebtedness or a trustee, agent or other representative on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 13, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 5, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

   Section 13.6.  Trustee’s Relation To Senior Indebtedness

           (a)        The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 13 in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in Article 5 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

           (b)        With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 13, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Article 8, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to Holders of Securities, the Company or any other Person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article 13 or otherwise provided that such pay over or delivery occurs prior to first Business Day after the Trustee's receipt of written notice of any fact that would prohibit the making of such payment of monies or delivery of assets to or by the Trustee in respect of the Securities pursuant to the provisions of this Article 13.

   Section 13.7.  No Impairment Of Subordination

           (a)        No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

           (b)        Without limiting the generality of Section 13.7(a), the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article 5 or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following:  (1) change the manner, place or terms of payment or the amount of interest, fees or other amounts payable, in respect of Senior Indebtedness; (2) extend the time of payment of, or renew, increase or otherwise alter, Senior Indebtedness, or amend, waive, or otherwise modify any terms of any instrument or agreement of any kind evidencing, guaranteeing, securing or otherwise affecting or relating to Senior Indebtedness; (3) exchange, release, sell, fail to perfect any security interest or other Lien on or otherwise deal with, any property pledged, mortgaged or otherwise subject to a security interest or other Lien securing Senior Indebtedness; (4) release any guarantor or any other Person liable in any manner for the payment or collection of Senior Indebtedness; (5) exercise or fail to exercise any right, power, privilege, or remedy in respect of Senior Indebtedness or under any instrument or agreement evidencing, guaranteeing, securing or otherwise affecting or relating to Senior Indebtedness; (6) give or fail to give any notice, or take or fail to take any other action, required by law, by agreement or otherwise to preserve the rights of any holder of Senior Indebtedness or with respect to any property pledged, mortgaged or otherwise subject to a security interest or Lien securing Senior Indebtedness; (7) perform or fail to perform any obligation of the holder of Senior Indebtedness under any instrument or agreement evidencing, guaranteeing, securing or otherwise affecting or relating to Senior Indebtedness; or (8) take or fail to take any action that might otherwise constitute a defense available to, or a discharge of, the Company or any guarantor or other Person liable in respect of Senior Indebtedness or the Trustee in respect of this Indenture; provided, however, that in no event shall any such actions limit the right of the Holders of the Securities to take any action to accelerate the maturity of the Securities pursuant to Article 4 hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

   Section 13.8.  Certain Conversions Deemed Payment

           (a)        For the purposes of this Article 13 only, (1) the issuance and delivery of junior securities upon conversion of Securities in accordance with Article 12 shall not be deemed to constitute a payment or distribution on account of the principal of or interest on Securities or on account of the purchase or other acquisition of Securities, and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 12.3), property or securities (other than junior securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of such Security.  For the purposes of this Section 13.8, the term “junior securities” means (a) shares of any stock of any class of the Company, or (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article.  Nothing contained in this Article 13 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article 12.

   Section 13.9.  Article Applicable To Paying Agents

           (a)        If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 13.5(a) shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

   Section 13.10.  Senior Indebtedness Entitled To Rely

           (a)        The holders of Senior Indebtedness (including, without limitation, Designated Senior Indebtedness) shall have the right to rely upon this Article 13, and no amendment or modification of the provisions contained herein (or in the definition of any defined term used in any of the provisions of this Article 13) shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

ARTICLE 14  OTHER PROVISIONS OF GENERAL APPLICATION

   Section 14.1.  Trust Indenture Act Controls.

           This Indenture is subject to the provisions of the TIA which are required to be part of this Indenture, and shall, to the extent applicable, be governed by such provisions.

   Section 14.2.  Notices.

           Any notice or communication to the Company or the Trustee is duly given if in writing (which may be by facsimile with the original to follow) and delivered in person or mailed by first-class mail to the address set forth below:

           (a)        if to the Company:

           Quantum Corporation
           1650 Technology Drive, Suite 800
           San Jose, California 95110
           Attention: General Counsel
           Fax:  (408) 944-4040
           Telephone:  (408) 944-4000

           With a copy to:

           Wilson Sonsini Goodrich & Rosati,
           Professional Corporation
           650 Page Mill Road
           Palo Alto, California 94304
           Attention:  Steve Bochner
           Fax:  (650) 493-6811
           Telephone:  (650) 493-9300

           (b)        if to the Trustee:

           U.S. Bank National Association
           633 West 5th Street, 24th Floor
           Los Angeles, California 90071
           Attn:  Attention: Corporate Trust Services
                  (Quantum Corporation 4.375% Convertible Subordinated Notes due 2010)
           Facsimile:  (213) 615 6197
           Telephone:  (213) 615 6043

           The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

           Any notice or communication to a Holder shall be mailed by first class mail to his address shown on the Register kept by the Registrar.  Failure to mail a notice or communication to a Holder or any defect in such notice or communication shall not affect its sufficiency with respect to other Holders.  If the company mails a notice or communication to Holders, it shall mail a copy to the Trustee at the same time.

           If a notice or communication is mailed or sent in the manner provided above within the time prescribed it is duly given as of the date it is mailed, whether or not the addressee receives it, except that notice to the Trustee shall only be effective upon receipt thereof by the Trustee.

   Section 14.3.  Communication by Holders with Other Holders.

           Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under the Securities or this Indenture.  The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

   Section 14.4.  Acts of Holders of Securities.

           (a)        Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent or proxy duly appointed in writing.

           Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments and record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 5.1) conclusive in favor of the Trustee and the Company if made in the manner provided in this Section.

           (b)        The fact and date of the execution by any Person of any such instrument or writing may be provided in any manner which the Trustee reasonably deems sufficient.

           (c)        The Principal amount and serial numbers of Securities held by any Person, and the date of such Person holding the same, shall be proved by the Register.

           (d)        Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holders of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company in reliance thereon, whether or not notation of such action is made upon such Security.

   Section 14.5.  Certificate and Opinion as to Conditions Precedent.

           In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

           Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the Opinion of Counsel with respect to the matters upon which such certificate or opinion is based is erroneous.  Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.

           Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

           Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such Counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished; provided, however, that, at any time that an Opinion of Counsel is required to be delivered hereunder, the opining counsel may, with the consent of the Trustee, deliver to the Trustee the Opinion of Counsel in question addressed to a party other than the Trustee with text to the effect that the Trustee may rely on such opinion rather than by delivering a separate Opinion of Counsel to the Trustee directly.

   Section 14.6.  Statements Required in Certificate or Opinion.

           Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

           (a)        a statement that each individual signing such certificate or opinion on behalf of the Company, has read such covenant or condition and the definitions herein relating thereto;

           (b)        a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

           (c)        a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

           (d)        a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

   Section 14.7.  Effect of Headings and Table of Contents.

           The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

   Section 14.8.  Successors and Assigns.

           All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

   Section 14.9.  Separability Clause.

           In case any provision in this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

   Section 14.10.  Benefits of Indenture.

           Nothing contained in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or legal or equitable right, remedy or claim under this Indenture.

   Section 14.11.  Governing Law.

           This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

   Section 14.12.  Counterparts.

           This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original but all such counterparts shall together constitute but one and the same instrument.

   Section 14.13.  Legal Holidays.

           In any case where any Interest Payment Date, Redemption Date, Repurchase Date or Stated Maturity of any Security or the last day on which a Holder has a right to convert such Security shall not be a Business Day at any Place of Payment or Place of Conversion, then (notwithstanding any other provision of this Indenture or of the Securities) payment of Principal or interest on or conversion of the Securities, need not be made at such Place of Payment or Place of Conversion on such day, but may be made on the next succeeding Business Day at such Place of Payment or Place of Conversion with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repurchase Date or at the Stated Maturity or on such last day for conversion; provided, however, that in the case that payment is made on such succeeding Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Repurchase Date or Stated Maturity, as applicable.

   Section 14.14.  Recourse Against Others.

           No recourse for the payment of the Principal of or interest on any Securities, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director or manager, as such, past, present or future, of the Company of any successor entity to either the Company, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance thereof and as part of the consideration for the issue thereof, expressly waived and released.

  [SIGNATURE PAGE FOLLOWS]

           IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

QUANTUM CORPORATION

By:  /s/ Michael Lambert
 Name: Michael Lambert
 Title:  Executive Vice President and CFO

U.S. BANK NATIONAL ASSOCIATION,
As Trustee

By:  /s/ Paula Oswald
 Name: Paula Oswald
 Title:  Vice President

EXHIBIT A

FORM OF SECURITY

                          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                          THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

QUANTUM CORPORATION

4.375% Convertible Subordinated Notes due 2010

CUSIP NO.  747906 AD 7

No. __                                                                                                        Principal Amount        $_________

                  Quantum Corporation, a Delaware corporation (including any successor corporation under the Indenture hereinafter referred to, the “Company”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of ______________________________ U.S. Dollars ($_____________) on August 1, 2010.

                  Interest Payment Dates:  February 1 and August 1, commencing February 1, 2004.

                  Regular Record Dates:  January 1 and July 15.

                  Reference is hereby made to the further provisions of this Security set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Security to be duly executed manually or by facsimile by its duly authorized officers.

QUANTUM CORPORATION By: _____________________________________ Name: Title: By: _____________________________________ Name: Title: Dated: _______, 2003

Trustee’s Certificate of Authentication

This is one of the 4.375% Convertible Subordinated Notes due 2010 described in the within-named Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:  _____________________________
           Authorized Signatory

Dated:  _______, 20__

QUANTUM CORPORATION

4.375% Convertible Subordinated Notes due 2010

   SECTION 1  Indenture; Securities.

            This Security is one of a duly authorized series of the 4.375% Convertible Subordinated Notes due 2010 (the “Securities”) of Quantum Corporation, a Delaware corporation (including any successor Person under the Indenture hereinafter referred to, the “Company”), issued under an Indenture, dated as of July 30, 2003 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”).  The terms of the Security include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”).  This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms.  To the extent permitted by applicable law, in the event of any inconsistency or difference between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.  Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

   SECTION 2  Principal and Interest.

            The Company promises to pay interest on the Principal amount of the Securities at the interest rate of 4.375% per annum from July 30, 2003 until repayment in full at Stated Maturity, or until such date on which the Securities are converted redeemed or purchased as provided herein.  The Company will pay interest on this Security semi-annually in arrears on February 1 and August 1 of each year (each, an “Interest Payment Date”), commencing February 1, 2004.

            Interest on the Securities shall be computed (i) for any full semi-annual period for which a particular interest rate is applicable, on the basis of a 360-day year comprised of twelve 30-day months and (ii) for any period for which a particular interest rate is applicable for less than a full semi-annual period for which interest is calculated, on the basis of a 30-day month and, for such periods of less than a month, the actual number of days elapsed over a 30-day month.

            Further reference is made to Sections 2.1(c) through Section 2.1(f) of the Indenture for other provisions of the Securities relating to the payment of interest.

            If the Principal amount hereof or any portion of such Principal amount or any interest on any Security is not paid when due (whether upon acceleration pursuant to Section 4.2 of the Indenture, upon the date set for payment of the Redemption Prices pursuant to Section 10.1 of the Indenture or the Fundamental Change Purchase Price pursuant to Section 11.1 of the Indenture or upon the Stated Maturity of this Security), then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of interest borne by the Securities, up to the expiration of any applicable grace period and, thereafter, at the rate borne by the Securities plus 1%, compounded semi-annually (“Defaulted Interest”), which interest shall accrue from the date on which such overdue amount was originally due until the date on which such payment default is cured or waived.  All Defaulted Interest shall be payable on demand.  It may elect to pay such Defaulted Interest, plus any other interest payable on it, to the Persons who are Holders on which the interest is due on a subsequent special record date.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security. The Company shall fix any such special record date and payment date for such payment.  At least 15 days before any such special record date, the Company shall mail to Holders affected thereby a notice that states the special record date, the Interest Payment Date and amount to be paid.

   SECTION 3  Method of Payment.

            Except as provided below, interest will be paid (i) on the Global Securities to DTC in immediately available funds, (ii) on any Physical Securities having an aggregate Principal amount of $2,000,000 or less, by check mailed to the Holders of such Securities; and (iii) on any Physical Securities having an aggregate Principal amount of more than $2,000,000, by check mailed to the Holders of such Securities or by wire transfer in immediately available funds at the election of the Holders of these Securities.

            At Stated Maturity the Company will pay interest on definitive Securities at the Company’s office or agency in New York City, which initially will be the Corporate Trust Office of the Trustee in New York City.

            Principal on Physical Securities will be payable, upon Stated Maturity or when due, at the office or agency of the Company in New York City, maintained for such purpose, initially the Corporate Trust Office of the Trustee in New York City.

            Subject to the terms and conditions of the Indenture, the Company will make payments in cash in respect of Redemption Prices, any Fundamental Change Purchase Price and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

   SECTION 4  Paying Agent, Conversion Agent and Registrar.

            Initially, U.S. Bank National Association will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

   SECTION 5  Indenture.

            The Securities are general unsecured subordinated obligations of the Company limited to $160,000,000 in aggregate Principal amount (or up to $184,000,000 if the Initial Purchasers exercise in full their option to purchase additional Securities pursuant to the Purchase Agreement).  The Indenture does not limit other indebtedness of the Company, secured or unsecured.

   SECTION 6  Optional Redemption.

            Reference is made to Article 10 of the Indenture regarding the Company’s right to optionally redeem the Securities, which is incorporated into this Security by reference as if stated herein in its entirety.

   SECTION 7  Purchase Right Upon a Fundamental Change.

            Reference is made to Article 11 of the Indenture regarding the Company’s obligations to the Holders upon a Fundamental Change and the Holders’ rights to require the Company to repurchase their Securities upon a Fundamental Change, which is incorporated into this Security by reference as if stated herein in its entirety.

   SECTION 8  Conversion Right.

            Reference is made to Article 12 of the Indenture regarding the Holders’ right to convert their Securities and related matters, which is incorporated into this Security by reference as if stated herein in its entirety.

   SECTION 9  Subordination of Securities.

            The indebtedness evidenced by the Securities is, to the extent and in the manner provided in Article 13 of the Indenture, expressly subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, as defined in the Indenture, whether outstanding at the date of the Indenture or thereafter incurred, and this Security is issued subject to the provisions of the Indenture with respect to such subordination.  Each holder of this Security, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his or her attorney-in-fact for such purpose.

   SECTION 10  No Sinking Fund.

            The Securities are not subject to a sinking fund.

   SECTION 11  Absolute Obligation.

            No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company under the Indenture and this Security which is absolute and unconditional, to pay the Principal of or interest on this Security, and Additional Amounts, if any, at the place and time and in the coin or currency herein prescribed or to convert this Security as provided in the Indenture.

   SECTION 12  Denominations; Transfer; Exchange.

            The Securities are issuable in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof.  A Holder may transfer and register the transfer or exchange of Securities in accordance with the Indenture.

            Pursuant to the Indenture, when this Security (or any portion thereof in integral multiples of $1,000 in principle amount) is presented to the Registrar with a request to register the transfer or to exchange it for an equal Principal amount other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if the requirements hereunder for such transactions are met (including that such portions thereof are duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder).  Subject to Section 2.4 of the Indenture, to permit registrations of transfers and exchanges the Company shall execute, and the Trustee shall authenticate, Securities at the Registrar’s request.  No service charge shall be made for any registration of transfer or exchange or redemption of the Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Sections 2.14, 7.5 or 10.7 of the Indenture).

            Pursuant to the Indenture, neither the Company nor the Registrar shall be required to exchange or register a transfer of this Security (or any portion thereof):

            (a)   for a period of 15 days prior to the day of any selection of Securities for redemption under Article 10 hereof;

            (b)   selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed);

            (c)   in respect of which a Fundamental Change Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased); or

            (d)   surrendered for conversion or, if a portion of any Security is surrendered for conversion, such portion thereof surrendered for conversion.

            In the event of redemption, conversion or purchase of the Securities in part only, a new Security or Securities for the unredeemed, unconverted or unpurchased portion thereof will be issued in the name of the Holder hereof.

   SECTION 13  Persons Deemed Owners.

            The registered Holder of this Security shall be treated as its owner for all purposes.

   SECTION 14  Discharge Prior to Redemption or Stated Maturity.

            Subject to certain conditions contained in the Indenture, the Company may discharge its obligations under the Securities and the Indenture if (1)(A) all of the Outstanding Securities shall become due and payable at their scheduled Stated Maturity within one year or (B) all of the Outstanding Securities are scheduled for redemption within one year or have all been converted, and (2) the Company shall have deposited with the Trustee cash or, in the event of a conversion pursuant to the terms of the Indenture, Common Stock, sufficient to pay all amounts due and owing on all Outstanding Securities on the date of their scheduled maturity or the scheduled date of redemption, as the case may be.

   SECTION 15  Amendment; Supplement; Waiver.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority of the aggregate Principal amount of the Outstanding Securities.  The Indenture also contains provisions permitting the Holders of specified percentages in Principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences and to make any changes or modifications necessary in connection with the registration of the Securities under the Securities Act as contemplated in the Registration Rights Agreement.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Security.

   SECTION 16  Defaults and Remedies.

            Reference is made to Article 4 of the Indenture for the Events of Default, remedies and related provisions with respect to the Securities, which is incorporated into this security by reference as if stated herein in its entirety.

   SECTION 17  Authentication.

            This Security shall not be valid until the Trustee executes the certificate of authentication in the space provided therefore on the Security.

   SECTION 18  Abbreviations.

            Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

   SECTION 19  CUSIP Numbers.

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused one or more CUSIP numbers, as appropriate, to be printed on this Security and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on this Security or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

   SECTION 20  Governing Law.

            The Indenture and this Security shall be governed by, and construed in accordance with, the laws of the State of New York.

            The Company will furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

            QUANTUM CORPORATION
            1650 Technology Drive, Suite 800
            San Jose, California 95110
            Attn:  General Counsel
            Facsimile No.:  (408) 944-4040

   SECTION 21  Successor Corporation.

            In the event a successor Person assumes all the obligations of the Company under this Security, pursuant to the terms hereof and of the Indenture, the Company will be released from all such obligations.

   SECTION 22  Registration Rights.

            The Holders of the Securities are entitled to the benefits of a Resale Registration Rights Agreement, dated as of July 30, 2003, among the Company, Lehman Brothers Inc., Morgan Stanley & Co. Incorporated, and McDonald Investments Inc., including the receipt of Additional Amounts upon a registration default (as defined in such agreement).

ASSIGNMENT FORM

            To assign this Security, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Security to:

______________________________________________________________________________
(Insert assignee’s social security or tax I.D. number)

______________________________________________________________________________
(Print or type assignee’s name, address and zip code)

and irrevocably appoint ____________ to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

                        Your Name:  ________________________________________________________
                                       (Print your name exactly as it appears on the face of this Security)

            In connection with any transfer of this Security occurring prior to the date which is the end of the period referred to in Rule 144(k) under the Securities Act (other than a transfer pursuant to an effective registration statement under the Securities Act), the undersigned confirms that without utilizing any general solicitation or general advertising that:

[Check One]

            [  ] (a)     this Security is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

or

            [  ]   (b)    this Security is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless the conditions to any such transfer of registration set forth herein and in Sections 2.7, 2.8 and 2.17 of the Indenture shall have been satisfied.

                         Dated:

                         Your Signature:
                                            (Sign exactly as your name appears on the face of this Security)

                         Signature Guarantee*:

*     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

                               The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion, in each case for investment and not with a view to distribution, and that it and any such account is a “Qualified Institutional Buyer” within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                               Dated:  ________________________

                               NOTICE:  To be executed by an executive officer.

SCHEDULE OF EXCHANGES FOR PHYSICAL SECURITIES

The following exchanges of a part of this Global Security for Physical Securities have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee

EXHIBIT B

FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

TO:      Quantum Corporation
          1650 Technology Drive, Suite 800
          San Jose, California 95110

                       The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Quantum Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repay the entire Principal amount of this Security, or the portion thereof (which is $1,000 Principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security, together with interest, and Additional Amounts, if any, accrued and unpaid to, but excluding, such date, to the registered Holder hereof.

                       Your Name:
                                      (Print your name exactly as it appears on the face of this Security)

                       Dated:

                       Your Signature:
                                          (Sign exactly as your name appears on the face of this Security)

                       Signature Guarantee*:

                       Social Security or other Taxpayer Identification Number:

                       Principal amount to be converted (if less than all):  $

                       Certificate number (if applicable:

*     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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EXHIBIT C

FORM OF CONVERSION NOTICE

TO:      Quantum Corporation
          1650 Technology Drive, Suite 800
          San Jose, California 95110

                       The undersigned registered owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion hereof (which is $1,000 Principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Securities representing any unconverted Principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.  If shares or any portion of this Security not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.  To the extent provided in the Indenture, any amount required to be paid to the undersigned on account of interest, if any, accompanies this Security.

                       Your Name:
                                      (Print your name exactly as it appears on the face of this Security)

                       Dated:

                       Your Signature:
                                          (Sign exactly as your name appears on the face of this Security)

                       Signature Guarantee*:

                       Social Security or other Taxpayer Identification Number:

                       Principal amount to be converted (if less than all):  $

Fill in for registration of shares (if to be issued) and Securities (if to be delivered) other than to and in the name of the registered Holder

________________________________________________________________________
(Name)

_________________________________________________________________________
(Street Address)
_________________________________________________________________________
(City, State and Zip Code)

*     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

C-1